Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Horizon Financial Corp.
------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                       Horizon Financial Corp.
------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                              N/A
------------------------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                              N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
------------------------------------------------------------------------------
(3)  Filing party:
                             N/A
------------------------------------------------------------------------------
(4)  Date filed:
                             N/A
------------------------------------------------------------------------------

                   [Horizon Financial Corp. Logo]


                           June 19, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Horizon Financial Corp. to be held at the Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington, on July 25, 2000 at 2:00 p.m., Pacific Time.

     The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of Moss Adams LLP, will be present to respond to any questions our shareholders may have.

     Please sign, date and return the enclosed proxy card. If you attend the meeting and vote your shares at the meeting, please note the following:

          1. If you are a shareholder of record and you have physical possession of the stock certificates: You may vote in person even if you have voted by proxy previously.

          2. If your shares are held by a brokerage firm or other nominee, and you want to vote in person at the meeting: Please contact your broker or agent for a "Legal Proxy" from your brokerage firm and bring the Legal Proxy to the meeting for voting. Without the Legal Proxy, you will not be able to vote in person at the meeting.

     Your continued interest and support of the Corporation and Horizon Bank are sincerely appreciated.

                                          Sincerely,

                                          /s/George W. Gust
                                          George W. Gust
                                          Chairman of the Board

                         HORIZON FINANCIAL CORP.
                          1500 Cornwall Avenue
                      Bellingham, Washington  98225

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held on July 25, 2000

     NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of Shareholders ("Meeting") of Horizon Financial Corp. ("Corporation") will be held at the Best Western Lakeway Inn which is located at 714 Lakeway Drive, Bellingham, Washington on July 25, 2000 at 2:00 p.m., Pacific Time.

     A Proxy Card and Proxy Statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

     (1) The election of three directors of the Corporation; and

     (2) Such other matters as may properly come before the Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on June 7, 2000, are the shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/RICHARD P. JACOBSON
                                     RICHARD P. JACOBSON
                                     SECRETARY

Bellingham, Washington
June 19, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             PROXY STATEMENT
                                   OF
                         HORIZON FINANCIAL CORP.
                          1500 Cornwall Avenue
                      Bellingham, Washington  98225
                             (360) 733-3050

                     ANNUAL MEETING OF SHAREHOLDERS
                              July 25, 2000
-----------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Horizon Financial Corp. ("Horizon Financial" or the "Corporation"), the holding company for Horizon Bank ("Horizon Bank" or the "Bank"), to be used at the 2000 Annual Meeting of Shareholders of the Corporation ("Meeting") which will be held at the Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington, on Tuesday, July 25, 2000 at 2:00 p.m., Pacific Time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to shareholders on or about June 19, 2000.

                          REVOCATION OF PROXIES
                          ---------------------

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. An executed proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein provided they are executed. Where no instructions are indicated, executed proxies will be voted for the nominees for directors set forth below and for the approval of the appointment of independent auditors.

             VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
             -----------------------------------------------

     Shareholders of record as of the close of business on June 7, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. Shareholders are not permitted to cumulate their votes for the election of directors. As of the Voting Record Date the Corporation had 8,282,091 shares of Common Stock issued and outstanding.

     The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The nominees for director who receive a plurality of the votes cast by the holders of the outstanding Common Stock entitled to vote at the Meeting will be elected. Pursuant to the Corporation's Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     If a shareholder is a participant in the Horizon Bank Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted.

     Persons and groups who beneficially own in excess of five percent of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Corporation, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, management knows of no person who owned more than five percent of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The following table sets forth, as of the close of business on the Voting Record Date, information as to the shares of the Common Stock beneficially owned by each director of the Corporation and by all executive officers and directors of the Corporation as a group.

                                     Number of Shares       Percent of Shares
Name                               Beneficially Owned (1)(2)   Outstanding
----                               -------------------------   -----------

Beneficial Owners of More Than 5%

Dimensional Fund Advisors (3)               424,820                5.13%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Directors

Robert C. Diehl                              36,926                0.45
Fred R. Miller                               73,680                0.89
George W. Gust                              162,810                1.97
Frank G. Uhrig                               84,404                1.02
L. M. (Larry) Strengholt                    104,355                1.26
Richard R. Haggen                             1,239                0.02
Gary E. Goodman                               1,188                0.01

Named Executive Officers(4)

V. Lawrence Evans(5)                        181,157                2.19
Jack M. Daughters                            76,521                0.92

All Executive Officers and
 Directors as a Group (12  persons)         785,605                9.49
_______________
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.
(2) Includes shares of Common Stock subject to outstanding stock options which are exercisable within 60 days after the Voting Record Date.
(3) Based on an amended Schedule 13G dated December 31, 1999, filed with the SEC that discloses sole voting and dispositive power as to 424,820 shares.
(4) Under SEC regulations the term "named executive officer(s)" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Evans and Daughters were the Corporation's only "named executive officers" during the fiscal year ended March 31, 2000. Mr. Evans serves as President and Chief Executive Officer of the Corporation and the Bank. Mr. Daughters is Executive Vice President of the Bank and was the former President and Chief Executive Officer of Bellingham Bancorp, which the Corporation acquired in June 1999. For further information regarding the acquisition of Bellingham Bancorp, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Acquisition."
(5)  Mr. Evans is also a director of the Corporation.

                   PROPOSAL I -- ELECTION OF DIRECTORS
                   -----------------------------------

     The Corporation's Board of Directors consists of eight directors. The Corporation's bylaws provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year. Three directors will be elected at the Meeting to serve for a three-year period, or until their respective successors have been duly elected and qualified. The Board of Directors has nominated for election as directors Robert C. Diehl, Fred R. Miller and Gary E. Goodman, each for three-year terms. Messrs. Diehl, Miller and Goodman are each current members of the Board of Directors of the Corporation and the Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for the terms specified in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board may reduce the number of directors to eliminate the vacancy. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE CORPORATION.

     The following table sets forth certain information regarding the nominees for election at the Meeting and those directors continuing in office after the Meeting.
                                            Year First Elected        Term to
      Name                       Age(1)    or Appointed Director(2)    Expire
      ----                       ------    ------------------------   -------

                                       NOMINEES
                                       --------

  Robert C. Diehl                  61                  1976            2003(3)
  Fred R. Miller                   64                  1984            2003(3)
  Gary E. Goodman                  52                  1998            2003(3)

                                    CONTINUING DIRECTORS
                                    --------------------

  George W. Gust                   70                  1976            2001
  Frank G. Uhrig                   69                  1978            2001
  L. M. (Larry) Strengholt         71                  1985            2002
  Richard R. Haggen                55                  1994            2002
  V. Lawrence Evans                54                  1990            2002
------------
(1)  As of March 31, 2000.
(2)  Includes prior service on the Board of Directors of the Bank.
(3)  Assuming the individual is elected or re-elected.

     The principal occupation of each director nominee of the Corporation for the last five years is set forth below. Unless otherwise stated, each director resides in the State of Washington.

     ROBERT C. DIEHL is the President and General Manager of Diehl Ford, Inc., an automobile dealership.

     FRED R. MILLER is the retired and former owner and President of the Skagit Bonded Collectors, Inc., Mount Vernon, Washington.

     GARY E. GOODMAN is the refinery manager for the Tosco Refinery in Ferndale, Washington.

     GEORGE W. GUST joined the Bank in 1975 and served as the Bank's Chairman of the Board of Directors from August 1984 to July 1997. Mr. Gust has served as the Corporation's Chairman of the Board of Directors since October 1995.

     FRANK G. UHRIG is the manager and the majority shareholder of Yeager's Sporting Goods and Marina which sells sporting goods, boats, motors and general merchandise.

     L.M. (LARRY) STRENGHOLT is the President of Strengholt Construction Co., Inc., Lynden, Washington, a general building contractor.

     RICHARD R. HAGGEN is owner and co-chairman of the Board of Directors of Haggen, Inc., a retail grocery chain.

     V. LAWRENCE EVANS joined the Bank in 1972 and served as the Bank's Executive Vice President from 1983 to 1990. Mr. Evans has served as President of the Bank since May 14, 1990 and as Chief Executive Officer since March 26, 1991. He was elected Chairman of the Bank's Board of Directors in July 1997. Mr. Evans also serves as President and Chief Executive Officer of the Corporation.

            MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
           --------------------------------------------------

     The Boards of Directors of the Corporation and the Bank conduct their business through meetings of the Boards and through their committees. During fiscal 2000, the Board of Directors of the Corporation held eight meetings. No director of the Corporation attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which the director served.

     The full Board of Directors of the Corporation acts as a Nominating Committee for the annual selection of its nominees for election as directors. The Corporation's Bylaws provide that any nomination to the Board of Directors (except one proposed by the existing Board of Directors of the Corporation) must be in writing and delivered or mailed to the Chairman of the Board of the Corporation at least 20 days prior to the meeting of shareholders called for the election of directors. The Board of Directors met once during the 2000 fiscal year in its capacity as the Nominating Committee.

     The Executive Committee of the Corporation is composed of Directors Diehl, Evans, Gust and Miller. This Committee meets at least monthly to advise management of the Corporation between meetings of the Board of Directors. The Executive Committee met 12 times during the 2000 fiscal year.

     The Audit Committee of the Corporation is composed of Directors Diehl, Haggen and Strengholt. The Audit Committee is responsible for examining and evaluating the activities of the Corporation and reporting its findings to the Board. This examination determines the reliability of information produced on behalf of the Corporation and the effectiveness of internal practices and procedures and the efficiency of operations. The Audit Committee also assists the Board in the selection of independent accountants. The Audit Committee met five times during the 2000 fiscal year.

     The Compensation and Retirement Committee is composed of Directors Diehl, Gust and Miller. This Committee makes recommendations to the Board of Directors concerning corporation compensation packages and retirement plans. The Compensation and Retirement Committee met two times during the 2000 fiscal year.

                         DIRECTORS' COMPENSATION

                         -----------------------

     Each director of the Corporation is also a director of the Bank. Directors of the Corporation received no additional compensation for attendance at any meeting of the Corporation's Board of Directors or committees thereof during the 2000 fiscal year. Members of the Bank's Board of Directors receive an annual retainer of $9,000 and $400 for attendance at each Board meeting. The Chairman of the Board receives an additional $400 per month. Directors also receive $300 for each committee meeting attended held on the day of a regular meeting or a special board meeting held by telephone conference call, and $300 for attendance at a special board meeting or a committee meeting held on a day other than the day of a regular board meeting. Members of the Executive Committee receive $400 per month. Employees of the Bank who are also directors do not receive compensation for their attendance at any board committee meetings.

                         EXECUTIVE COMPENSATION
                         ----------------------

     Summary Compensation Table. The following table sets forth the compensation received by Messrs. Evans and Daughters. All compensation is paid by the Bank.



                                                                               Long-Term
                                                                              Compensation
                                         Annual Compensation                     Awards
                              -----------------------------------------------  ----------
Name and                                                    Other Annual                     All Other
Position                      Year   Salary($)   Bonus($)  Compensation($)(1)  Options(#) Compensation($)
--------                      ----   ---------   --------  ------------------  ---------- ---------------
V. Lawrence Evans             2000   $174,000    $17,809     $    --             5,000       $18,037(2)
 President and Chief          1999    174,000     22,747          --            10,000        17,127
 Executive Officer of         1998    168,000     25,018          --                --        19,136
 the Bank and the Corporation

John M. Daughters(3)          2000    100,000      4,792          --                --         9,290(4)
 Executive Vice President
 of the Bank

------------------
(1)  Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2)  Includes contributions to the Bank's ESOP of $4,418 and to the Bank's Retirement Savings and
     Investment Plan ("401(k) Plan") of $10,220.
(3)  Compensation information for fiscal years ended March 31, 1999 and 1998 have been omitted as Mr.
     Daughters was not an employee of the Bank or the Corporation.
(4)  Includes contributions to the Bank's ESOP of $2,186 and to the Bank's Retirement Savings and
     Investment Plan ("401(k) Plan") of $6,330.



     Option Grant Table.  The following table sets forth all grants of options to Messrs. Evans and
Daughters for the fiscal year ended March 31, 2000.

                                                          Individual Grants
                            -----------------------------------------------------------------------------
                                                                        Potential Realizable Value at
                                      % of Total                        Assumed Annual Rates of Stock
                                       Options                          Price Appreciation for Option
                            Options   Granted to  Exercise                             Term
                            Granted  Employees in   Price   Expiration   --------------------------------
    Name                      (#)    Fiscal Year   ($/Sh)      Date      0%($)     5%($)     10%($)
    ----                    -------  ------------  -------  ----------   -------  --------  --------
V. Lawrence Evans            5,000      28.6%      $9.375    3/28/10       $ --      $375    $2,625
John M. Daughters               --         --          --         --         --        --        --

                                                           5


     Option Exercise/Value Table.  The following information with respect to options exercised during the fiscal year ended March 31, 2000, and remaining unexercised at the end of the fiscal year, is presented for
Messrs. Evans and Daughters.

                                                            Number of
                                                      Securities Underlying       Value of Unexercised
                         Shares                         Unexercised Options       In-the-Money Options
                        Acquired on      Value         at Fiscal Year End(#)     at Fiscal Year End($)
                                                    --------------------------  -------------------------
   Name                 Exercise (#)  Realized($)   Exercisable  Unexercisable  Exercisable Unexercisable
   ----                 ------------  -----------   -----------  -------------  ----------- -------------
V. Lawrence Evans            --         $  --         71,774        12,500      $43,696       $     --
John M. Daughters          47,950        250,729         --           --           --               --




     Employment Agreements. The Corporation and the Bank are parties to an employment contract with Mr. Evans. The agreement renews automatically for an additional one year term until either of the parties notifies the other in writing of its intent not to renew the contract. Under the agreement, Mr. Evans' current annual base compensation is $174,000. In addition, Mr. Evans is entitled to participate in and to receive all benefits which are applicable to the Corporation's executive employees. The agreement also provides for compensation to be paid to Mr. Evans in the event of his disability, termination without cause or in the event of a change in control of the Corporation. In the event of a change in control (as defined in the agreement), Mr. Evans would be entitled to receive an amount equal to 2.99 times the average annual base compensation received prior to the date of change of control for the most recent five taxable years. Assuming that a change in control had occurred during fiscal 2000, Mr. Evans would have been entitled to a cash payment equal to approximately $482,342 based on his current annual compensation.

     In connection with the acquisition of Bellingham Bancorp, the Corporation and the Bank have entered into a three-year employment agreement with Mr. Daughters. At each anniversary date, the Board of Directors may extend the agreement for an additional year. Under the agreement, the current annual base compensation for Mr. Daughters is $100,000, which is paid by the Bank.
In addition, Mr. Daughters is entitled to participate in and to receive all benefits which are applicable to the Corporation's executive employees. The agreement also provides for compensation to be paid to Mr. Daughters in the event of his termination without cause. In the event of his termination, without cause, Mr. Daughters, or his beneficiaries, would be entitled to receive a payment sum equal to the amount of his base compensation otherwise payable to him over the remaining term of the agreement.

     Deferred Compensation Plan. The Bank has established a deferred compensation plan for certain of its officers, including Mr. Evans. The plan provides for additional retirement benefits payable over a 12 to 17 year period following retirement. In connection with the funding of the Bank's obligation under the plan, the Bank has acquired life insurance policies on the lives of plan participants. Deferred compensation expense for Mr. Evans amounted to $74,550, $36,000 and $33,430 in 2000, 1999 and 1998, respectively.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. The Compensation Committee's duties are to recommend and administer policies that govern executive compensation for the Corporation and the Bank. The Compensation Committee evaluates executive performances, compensation policies and salaries. The Compensation Committee recommends salaries to be paid to each executive officer. The entire Board of Directors reviews the Compensation Committee's recommendations as to executive compensation, including the Chief Executive Officer, and sets these salaries.

     The executive compensation policy of the Corporation and the Bank is designed to establish an appropriate relationship between executive pay and the Corporation's and the Bank's annual and long-term performance, long-term growth objectives, and their ability to attract and retain qualified executive officers. The principles underlying the program are:

     . To attract and retain key executives who are vital to the long-term success of the Corporation and the Bank and are of the highest caliber;

     . To provide levels of compensation competitive with those offered throughout the financial industry; and

     . To motivate executives to enhance long-term shareholder value by building their ownership in the Corporation.

     The Committee also considered a variety of subjective and objective factors in determining the compensation package for individual executives including (1) the performance of the Corporation and the Bank as a whole with an emphasis on annual and long-term performance, (2) the responsibilities assigned to each executive, and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Corporation and the Bank during the year.

     Another factor the Compensation Committee (and the Board of Directors) considered when making their decisions was the overall profitability of the Corporation and Bank, rather than establishing compensation levels on the basis of whether specific financial goals had been achieved by the Corporation and the Bank.

     The annual salary for V. Lawrence Evans was unchanged for fiscal 2000, at $174,000. The annual salary for John M. Daughters for fiscal 2000 was $100,000. The bonus paid to Messrs. Evans and Daughters is based on the profitability of the Bank, using the same formula that applies to all employees vested in the Bank's cash profit sharing program. The Compensation Committee believes that Messrs. Evans' and Daughters' compensation, and management compensation levels as a whole, appropriately reflect the application of the Corporation's and the Bank's executive compensation policy and the progress of the Corporation and the Bank.

                                         Compensation Committee

                                         George W. Gust
                                         Robert C. Diehl
                                         Fred R. Miller

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors consists of Directors George
W. Gust, Robert C. Diehl and Fred R. Miller. During fiscal 2000, there were no compensation committee interlocks between the Corporation and any other entity.

       Performance Graph. The following graph compares the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return on the Nasdaq Index and the SNL Western Thrift Index, which encompasses ten western states. Total return assumes reinvestment of all dividends.


                              [graph appears here]

[data for graph:]

                                             Period Ending
                     ---------------------------------------------------------
Index                03/31/95  03/31/96  03/31/97  03/31/98  03/31/99 03/31/00
------------------------------------------------------------------------------
Horizon Financial
 Corp.                 100.00   103.68    141.51    206.41    151.72    107.02
NASDAQ - Total US*     100.00   135.80    150.95    228.88    309.19    574.04
SNL Western Thrift
 Index                 100.00   145.37    207.96    339.36    282.47    210.46

SNL Securities LC                                               (804) 977-1600
@2000

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reservered. crsp.com.

             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
             -------------------------------------------------

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC within prescribed time periods. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Corporation by the above referenced persons, the Corporation believes that during the fiscal year ended March 31, 2000 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for Mr. John M. Daughters' reports on Forms 3 and 4. Mr. Daughters, a director and executive officer of the Bank, filed an initial Form 3 on November 30, 1999 that should have been filed by July 10, 1999. Subsequently, Mr. Daughters filed a Form 4 on November 30, 1999 for stock purchases that should have been filed by September 10, 1999; and a Form 4 on March 24, 2000 for stock purchases that should have been filed by February 10, 2000 and stock sales that should have been filed by March 10, 2000.

                       TRANSACTIONS WITH MANAGEMENT
                       ----------------------------

     Under federal law, officers and directors of the Bank are generally prohibited from receiving any loan or extension of credit at other than market rates and terms.

                                 AUDITORS
                                 --------

     Moss Adams LLP served as the Corporation's auditors for the 2000 fiscal year. The Board of Directors currently anticipates appointing Moss Adams LLP to be its auditors for the 2001 fiscal year. A representative of Moss Adams LLP will be present at the Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

                               OTHER MATTERS
                               -------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxies personally or by telephone at their regular salary or hourly compensation.

     The Corporation's 2000 Annual Report to Shareholders has been mailed to all shareholders of record as of the Voting Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy without charge by writing the Corporation. Such annual report is not to be treated as part of the proxy solicitation material nor having been incorporated herein by reference.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 ---------------------------------------

               FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               ---------------------------------------------

     The following discussion is intended to assist in understanding the financial condition and results of operations of the Corporation and its subsidiary. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes contained herein.

Forward Looking Statements
--------------------------

     Management's Discussion and Analysis and other portions of this report contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing Horizon Financial to the protections of such safe harbor provisions of said Act with respect to all "forward looking statements." Horizon Financial has used "forward looking statements" to describe future plans and strategies, including expectations of Horizon Financial's potential future financial results. Management's ability to predict results or the effect of future plans and strategies is inherently uncertain. Factors that could effect results include, but are not limited to: the future level of interest rates, industry trends, general economic conditions, loan delinquency rates, and changes in state and federal regulations. These factors should be considered when evaluating the "forward looking statements" and undue reliance should not be placed on such statements.

General
-------

     Horizon Financial was formed under Washington law on May 22, 1995, and became the holding company for Horizon Bank, effective October 13, 1995. Effective June 19, 1999 the Corporation completed the acquisition of Bellingham Bancorporation, whose wholly-owned subsidiary, Bank of Bellingham, was merged with and into Horizon Bank. At March 31, 2000, the Corporation had total assets of $713.9 million, total deposits of $564.3 million and total equity of $95.9 million. The Corporation's business activities generally are limited to passive investment activities and oversight of its investment in the Bank. Accordingly, the information set forth herein, including the consolidated financial statements and related data, relates primarily to the Bank and its subsidiary.

     The Bank was organized in 1922 as a Washington State chartered mutual savings and loan association and converted to a federal mutual savings and loan association in 1934. In 1979, the Bank converted to a Washington State chartered mutual savings bank, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"). On August 12, 1986, the Bank converted to a state chartered stock savings bank under the name "Horizon Bank, a savings bank". The Bank became a member of the Federal Home Loan Bank ("FHLB") of Seattle in December 1998. Effective March 1, 2000, the Bank changed its name to its current title, "Horizon Bank".

     The Bank's operations are conducted through 16 full-service office facilities, located in Whatcom, Skagit and Snohomish counties in Northwest Washington. The acquisition of Bellingham Bancorporation increased Horizon Financial's and Horizon Bank's presence in Whatcom County. During fiscal 2000, the Bank opened an additional office in Whatcom County, located in the Barkley Village area of Bellingham, in the northeast portion of the city. In addition to serving the growing population in this area, this new office (approximately 15,000 square feet) serves as an operation center to support additional growth for the Corporation. The Bank also completed construction of a new office building at Murphy's Corner near Mill Creek, which replaced the Bank's leased location in that area. During fiscal 2000, the Bank purchased a bank site in Marysville, which will provide additional growth opportunities. The Bank's management continues to research sites for future development, with emphasis on locations in the growing Snohomish County markets.

     At its January 19, 2000 meeting, the Board of Directors authorized the repurchase of up to 10% (approximately 863,000 shares) of the Corporation's outstanding Common Stock over a 24 month period. During the fiscal year ended March 31, 2000, the Corporation repurchased 366,000 shares of its Common Stock, compared to the repurchase of 13,900 shares of Common Stock during the prior year. The Corporation had authorized a repurchase plan in March 1998, which plan was rescinded by the Board of Directors effective January 18, 1999, with the signing of the definitive agreement to merge with Bellingham Bancorporation, as discussed below.

Acquisition
-----------

     On June 19, 1999, the Corporation completed the acquisition of Bellingham Bancorporation, a Washington corporation, headquartered in Bellingham, Washington. The acquisition was accomplished in an all stock transaction valued at approximately $15.5 million, including the assumption of outstanding Bellingham Bancorporation stock options and warrants. The Corporation exchanged 2.74 shares of its Common Stock for each Bellingham Bancorporation share. In this regard, Horizon Financial issued approximately 1,129,264 shares of its Common Stock in the transaction. The acquisition was accounted for as a pooling of interests.

     Prior to the acquisition, Bellingham Bancorporation was a $64.3 million, bank holding company for the Bank of Bellingham, its primary subsidiary. The Bank of Bellingham was founded in 1992 by a group of local business people for the purpose of providing commercial banking services to the local community, and operated three full-service banking facilities in Bellingham.

Operating Strategy
-------------------

     The primary business of the Bank is to acquire funds in the form of savings deposits and wholesale funds, and to use the funds to make consumer, real estate and commercial loans in the Bank's primary market area. In addition, the Bank invests in U.S. Government and federal agency obligations, mortgage-backed securities, and municipal securities. The Bank intends to continue to fund its assets primarily with retail deposits, although FHLB advances, and other wholesale borrowings, may be used as a supplemental source of funds.

     The Bank's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The Bank's profitability is also affected by the level of other income and expenses. Other income includes income associated with the origination and sale of mortgage loans, loan servicing fees and net gains and losses on sales of interest-earning assets. Other expenses include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums, data servicing expenses and other operating costs. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

     The Bank's business strategy is to operate as a well-capitalized, profitable and independent community bank, dedicated to commercial lending, home mortgage lending, consumer lending, small business lending and providing quality financial services to local personal and business customers. The Bank has sought to implement this strategy by: (i) focusing on commercial banking opportunities, subsequent to its acquisition of a commercial bank in 1999;
(ii) continued efforts towards the origination of residential mortgage loans, including one- to- four family residential construction loans; (iii) providing high quality, personalized financial services to individuals and business customers and communities served by its branch network; (iv) selling fixed rate mortgages to the secondary market on a servicing-retained basis, thereby increasing the loan servicing portfolio and income; (v) improving asset quality; (vi) containing operating expenses; and (vii) maintaining capital in excess of regulatory requirements combined with prudent growth.

Results of Operations
---------------------

     Total consolidated assets for the Corporation as of fiscal year-end March 31, 2000 were $713,914,043, an increase of 6.85% from $668,116,102 at March
31, 1999. This increase in assets was due primarily to the growth in loans receivable, which increased 10.48% in fiscal 2000 to $589,583,539 from $533,649,169 in fiscal 1999.

     The Bank sold $13,378,358 of real estate loans in fiscal 2000, compared to $72,859,940 in fiscal 1999. The Bank sells real estate loans during periods of increased loan volume to improve the Bank's cash flow and to manage its interest rate risk profile. In addition to these cash sales, the Bank securitized $15,851,825 in long term, fixed rate mortgages during fiscal 2000 compared to $36,830,692 in fiscal 1999. These securitizations shifted loans from loans receivable into the investment portfolio, which enhanced the Bank's liquidity position and decreased the credit risk associated with the loans receivable. These securitizations also provided the Bank with collateral to borrow wholesale funds in the reverse repurchase markets.

     Total liabilities were $617,979,052 at March 31, 2000, an increase of 8.10% from $571,675,121 at March 31, 1999. The increase in liabilities was due in large part to the growth in deposits, which increased 5.01% in fiscal 2000 to $564,327,085 from $537,389,845 in the prior year. In addition, the Bank's balance sheet included $39,853,000 in other borrowings at March 31, 2000, compared to $22,718,151 at March 31, 1999. During the year, the Bank increased the size of its balance sheet with borrowings from the FHLB and with other wholesale market borrowings.

     Shareholder equity in fiscal 2000 decreased 0.52% to $95,934,991 from $96,440,981 at fiscal 1999 year end. This decrease was due primarily to the purchase of 366,000 shares of treasury stock for $3,690,810. The Corporation remains strong in terms of its capital position, with a shareholder equity-to-assets ratio of 13.44% at March 31, 2000, compared to 14.43% at March 31, 1999.

     Net Interest Income. Net interest income in fiscal 2000 was $23,690,385, a 3.67% increase from fiscal 1999 of $22,852,162, compared to $21,753,873 in fiscal 1998. Total interest income increased in fiscal 2000 to $49,947,277, a 3.80% increase from fiscal 1999 of $48,119,292, compared to $45,744,606 in fiscal 1998.

     Interest income on loans in fiscal 2000 was $43,881,883, a 4.86% increase from $41,848,137 in fiscal 1999, compared to $39,364,962 in fiscal 1998. The increases in fiscal 2000 and 1999 were due primarily to an overall growth in loans receivable.

     Interest and dividends on investments and mortgage-backed securities was $6,065,394 in fiscal 2000, a 3.28% decrease from $6,271,155 in fiscal 1999, compared to $6,379,644 in fiscal 1998. The decrease in fiscal 2000 was primarily due to a decrease in the size of the Bank's investment portfolio. The decrease in fiscal 1999 was primarily due to the lower level of interest rates during the year.

     Total interest expense in fiscal 2000 increased to $26,256,892, a 3.92% increase over fiscal 1999 of $25,267,130, compared to $23,990,733 in fiscal 1998. Interest on deposits increased 0.26% in fiscal 2000, to $24,611,084 compared to $24,546,781 in fiscal 1999, and $23,942,701 in fiscal 1998. This slight increase in fiscal 2000 occurred while the Bank's deposit base increased by 5.01%, however, much of this increase in the Bank's deposits occurred late in the fiscal year. The low interest rate environment early in fiscal 2000 was favorable to the Bank's cost of savings as a significant portion of the Bank's savings accounts re-priced during the year. In addition, the Bank was successful in increasing its overall checking deposits during the year, which represent a low interest rate source of funds for the Bank.

     Interest on borrowings increased to $1,645,808 in fiscal 2000, compared to $720,349 in fiscal 1999, and $48,032 in fiscal 1998, as the Bank continued to borrow funds in the wholesale markets in order to further leverage its balance sheet and better manage its interest rate risk profile.

     Provision for Losses on Loans. The provision for losses on loans decreased in fiscal 2000 to $437,234 from $484,500 in fiscal 1999 and $520,500 in fiscal 1998. These figures include both specific and general reserves. As of March 31, 2000, the allowance for loan loss reserves was $4,757,152. The general and specific reserves as of March 31, 2000 represent 0.81% of loans receivable, compared to 0.84% as of March 31, 1999 and 0.85% at March 31, 1998. The Bank's management considers this to be an adequate level of reserves at this time.

     As of March 31, 2000, there were eight loans in the Bank's portfolio over 90 days delinquent, with balances totaling $911,729, which represented 0.13% of total assets. This represents an increase from $383,000 in delinquent loan balances or 0.06% of assets at March 31, 1999.

     Non-Interest Income. Non-interest income in fiscal 2000 was $2,851,189, a decrease of 10.19% from fiscal 1999 of $3,174,824, compared to $2,267,605 in fiscal 1998. Service fee income was $1,895,482 in fiscal 2000, a 2.18% decrease from fiscal 1999 of $1,937,808 in fiscal 1999, compared to $1,459,711 in fiscal 1998. The primary reason for the decrease in fiscal 2000 was due to the change in other non-interest income, which decreased 31.50% to $867,715 from $1,266,814 in fiscal 1999, compared to $738,023 in fiscal 1998. One significant reason for this difference relates to the sale of mortgage servicing rights. Prior to the merger with Horizon Bank, the Bank of Bellingham's mortgage division sold its mortgage servicing rights at the time it sold loans in the secondary market. Horizon Bank, however, retains the servicing rights on the loans it sells, which defers income into future quarters as servicing fee income. The increase in fiscal 1999 was due in large part to increases in servicing fee income from loans sold in the secondary market, along with increased fee income (e.g. escrow and appraisal fees) related to the increased loan origination activity for the year.

     The net gain/(loss) on sale of loans decreased to ($97,026) in fiscal 2000, from ($359,130) in fiscal 1999, compared to ($356,668) in fiscal 1998.
When the Bank sells loans, the gains or losses related to the loan balances and the prices received in the secondary market are reflected as non-interest income. When the Bank sells low coupon, long-term fixed rate mortgages to reduce its interest rate risk exposure, the non-interest income portion of the income statement may show a loss, as has been the case in the past three fiscal years. The remaining outstanding fees associated with these mortgages, however, flow to the income statement as interest income. Therefore, even when the non-interest income portion of the sale reflects a loss, it is possible that the loan sales (including the fee recognition) generate an overall profit to the Bank. For example, in fiscal 2000, the fees recognized from loan sales exceeded the losses from the sale of these loans by $67,060.

     The net gain on sale of investments decreased to $185,018 in fiscal 2000, compared to $329,332 in fiscal 1999, and $426,539 in fiscal 1998. These differences were due to the varying amounts of gains recognized from the sale of investments and common stocks in each of these years.

     Non-Interest Expense. Non-interest expense in fiscal 2000 increased to $13,243,789, a 16.62% increase from fiscal 1999 of $11,356,722, compared to
$9,934,356 in fiscal 1998. Compensation and employee benefits increased 20.54% in fiscal 2000 to $6,761,018 from $5,609,141 in fiscal 1999, compared to $5,098,544 in fiscal 1998. The increase in fiscal 2000 is primarily due to a declining amount of FAS 91 (the Financial Accounting Standards #91) contra-employment benefit recognition. FAS 91 requires that the Bank recognize a portion of each loan fee as an offset to employee compensation expense incurred during the period that each loan is originated. During periods of high refinance activity, compensation expense appears lower than one might otherwise expect, due to this offset. Slower loan periods often cause compensation expenses to appear higher. Loan originations for fiscal 2000 were significantly lower than in fiscal 1999. As a result, the Bank's FAS 91 offset declined to $404,713 for fiscal 2000, compared to $767,038 for fiscal 1999. The net effect of this change was a smaller deduction to the employee compensation and benefit expense for fiscal 2000 compared to fiscal 1999, resulting in a higher overall expense. Also contributing to the increase in compensation and employee benefits during fiscal 2000 were expenses related to the Bank's deferred compensation plan and growth in personnel in the Bank's commercial division. The increase in fiscal 1999 was primarily due to the overall growth of the Bank.

     Building occupancy expense was $2,201,486 in fiscal 2000, a 29.14% increase from $1,704,764 in fiscal 1999, compared to $1,470,961 in fiscal
1998.   Factors contributing to this increase include: a new office in
Bellingham opened November 1999; a new office in Edmonds, opened in March 1999; a new office in Murphy's Corner, opened in February 2000; and considerable technology upgrades implemented over the past year, including the replacement of most of the personal computers at the Bank, and the installation of a wide area network.

     Other non-interest expenses increased 2.73% to $2,760,783 in fiscal 2000, from $2,687,500 in fiscal 1999, compared to $2,069,206 in fiscal 1998. The increase in fiscal 2000 was due in part to additional legal and professional expenses related to the merger of Bellingham Bancorporation, along with legal fees related to trade-name infringement.

     Data processing expenses increased in fiscal 2000 to $914,417 from $834,513 in fiscal 1999, compared to $824,030 in fiscal 1998. The increase in fiscal 2000 was due in large part to fees charged for the termination of the Bank of Bellingham data processing provider, and the subsequent conversion to the Bank's data processor.

     Advertising and marketing expenses increased 16.37% to $606,085 in fiscal 2000 from $520,804 in fiscal 1999, compared to $471,615 in fiscal 1998. This increase in fiscal 2000 is due in large part to the Bank's additional marketing efforts to communicate its expanded commercial product lines and services, following the merger with the Bank of Bellingham.

     Provisions for Income Tax. Income tax expense decreased to $4,180,040 in fiscal 2000, from $4,843,562 in fiscal 1999, compared to $4,598,207 in fiscal 1998. The Bank's effective tax rate was approximately 34% in each of the past three fiscal years.

     Net Income. Annual earnings of $8,680,511 for fiscal 2000 represent a 7.08% decrease from fiscal 1999 earnings of $9,342,202, compared to fiscal 1998 earnings of $8,968,415. Basic earnings per share for 2000 were $1.02 on weighted average shares of 8,507,050, compared to basic earnings per share of $1.10 on weighted average shares of 8,469,898 in fiscal 1999 and basic earnings per share of $1.07 on weighted average shares of 8,407,150 in fiscal 1998.

Yields Earned and Rates Paid
----------------------------

     The Bank's pre-tax earnings depend primarily on its net interest income, the difference between the income it receives on its loan portfolio and other investments and its cost of money, consisting primarily of interest paid on savings deposits, and other borrowings. Net interest income is affected by
(i) the difference between rates of interest earned on its interest-earning assets and rates paid on its interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of its interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Thrift institutions have traditionally used interest rate spreads as a measure of net interest income. Another indicator of an institution's net interest income is its "net yield on interest-earning assets" which is net interest income divided by average interest earning assets.


     The following table presents at the date and for the periods indicated, the total dollar amount of interest income and interest expense, as well as the resulting yields earned and rates paid.

                  At March 31,                               Year Ended March 31,
                ---------------  ---------------------------------------------------------------------------
                      2000                 2000                     1999                       1998
                ---------------  -----------------------  ------------------------   -----------------------
                        Average                  Average                   Average                   Average
                        Yield/   Average          Yield/  Average           Yield/   Average          Yield/
                Balance  Cost    Balance  Interest Cost   Balance  Interest  Cost    Balance  Interest Cost
                -------  -----   -------  -------- -----  -------  --------  ----    -------  -------- ----
                                               (Dollars in thousands)
Interest-earning
assets:
 Loans
   receivable...$589,584  7.92%  $553,803  $43,882  7.92%  $503,835  $41,848  8.20%  $459,461  $39,365 8.57%
 Investment
   securities...  21,019  7.44     29,790    2,216  7.44     42,930    2,520  5.87     50,336    3,290 6.53
 Mortgage-backed
   securities...  61,224  6.36     60,556    3,849  6.36     57,721    3,751  6.50     47,158    3,090 6.55
                --------  ----   --------  -------  ----   --------  -------  ----   --------  ------- ----
 Total interest-
   earning
   assets....... 671,827  7.73    644,149   49,947  7.73    604,486   48,119  7.82    556,955   45,745 8.21

Interest-bearing
liabilities:
 Deposits....... 564,327  4.53    531,550   24,611  4.53    515,746   24,547  4.76    483,691   23,943 4.95
 Borrowings.....  39,853  5.64     29,192    1,646  5.64     14,633      720  4.92        689       48 6.97
                --------  ----   --------  -------  ----   --------  -------  ----   --------  ------- ----
 Total interest-
   bearing
   liabilities.. 604,180  4.59    560,742   26,257  4.59    530,379   25,267  4.76    484,380   23,991 4.95
                                 --------  -------         --------  -------         --------  -------
Net interest
  income........                           $23,690                   $22,852                   $21,754
                                           =======                   =======                   =======
Interest rate
  spread........                              3.14%                     3.20%                     3.26%
Net yield on                                  ----                      ----                      ----
  interest-earning
  assets........                              3.65%                     3.78%                     3.91%
                                              ----                      ----                      ----
Ratio of average
  interest-earning
  assets to average
  interest-bearing
  liabilities....                          114.87%                    113.97%                   114.98%
                                           ======                     ======                    ======

                                                          15


Rate/Volume Analysis
--------------------

    The table below sets forth certain information regarding changes in interest income and interest expense for the Bank for the periods indicated.  For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in volume (change in volume multiplied by old rate); (2) changes in rates (change in rate multiplied by old volume); (3) changes to rate-volume (changes in rate multiplied by the change in volume); and (4) the total changes (the sum of the prior columns).

                                                   Year Ended March 31,
                -------------------------------------------------------------------------------------------
                      2000  vs.  1999                 1999  vs.  1998                1998  vs.  1997
                ---------------------------     ---------------------------     ---------------------------
                    Increase (Decrease)            Increase (Decrease)            Increase (Decrease)
                          Due to                          Due to                         Due to
                ---------------------------     ---------------------------     ---------------------------
                               Rate/                           Rate/                           Rate/
                Volume  Rate  Volume  Total     Volume  Rate  Volume  Total     Volume  Rate  Volume  Total
                ------  ----  ------  -----     ------  ----  ------  -----     ------  ----  ------  -----
                                               (In thousands)
Interest income:
 Interest and
  fees on
  loans.........$4,239 $(2,006) $(199) $2,034  $3,788 $(1,190) $(115) $2,483    $1,770  $218    $ 10  $1,998
 Investment
  securities
  and other
  interest-
  bearing
  securities....  (384)    198    (20)   (206)    212    (310)   (10)   (108)      845   127      20     992
                ------  ------  -----  ------  ------ -------  -----  ------    ------  ----    ----  ------
 Total interest-
  earning
  assets........$3,855 $(1,808) $(219) $1,828  $4,000 $(1,500) $(125) $2,375    $2,615  $345    $ 30  $2,990
                ====== =======  =====  ======  ====== =======  =====  ======    ======  ====    ====  ======
Interest
expense:
 Deposit
  accounts......$2,251 $(2,078) $(109) $   64  $1,580 $  (915) $ (61) $  604    $1,463  $134    $  9  $1,606
 Borrowings.....   715     105    105     925     972     (14)  (286)    672         5     6       1      12
                ------  ------  -----  ------  ------ -------  -----  ------    ------  ----    ----  ------
 Total
  interest-
  bearing
  liabilities...$2,966 $(1,973) $  (4) $  989  $2,552 $  (929) $(347) $1,276   $1,468  $140    $  10  $1,618
                ====== =======  =====  ======  ====== =======  =====  ======    ======  ====    ====  ======


Liquidity and Capital Resources
-------------------------------

     The Bank maintains liquid assets in the form of cash and short-term investments to provide a source to fund loans, savings withdrawals, and other short-term cash requirements. At March 31, 2000, the Bank had liquid assets (cash and marketable securities with maturities of one year or less) with a book value of $27,288,090.

     As of March 31, 2000, the total book value of investments and mortgage-backed securities was $76,988,646, compared to a market value of $77,951,531 with an unrealized gain of $962,885. On March 31, 1999, the book value of investments and mortgage-backed securities was $94,591,302, compared to a market value of $99,735,787 with an unrealized gain of $5,144,485. The Bank foresees no factors that would impair its ability to hold debt securities to maturity.

     The Bank's primary sources of funds are cash flow from operations, which consist primarily of mortgage loan repayments, deposit increases, loan sales, and cash received from the maturity or sale of investment securities. The Bank's liquidity fluctuates with the supply of funds and management believes that the current level of liquidity is adequate at this time. If additional liquidity is needed, the Bank's options include, but are not necessarily limited to: 1) Selling additional loans in the secondary market; 2) Entering into reverse repurchase agreements; 3) Borrowing from the FHLB of Seattle; 4) Accepting additional jumbo and/or public funds deposits; or 5) Accessing the discount window of the Federal Reserve Bank of San Francisco.

     Shareholder's equity as of March 31, 2000 was $95,934,991 or 13.44% of assets, compared to $96,440,981 or 14.43% of assets at March 31, 1999. The Bank continues to exceed the 5.0% minimum tier one capital required by the FDIC in order to be considered well capitalized. The Bank's total risk-adjusted capital ratio as of March 31, 2000 was 22.73%, compared to March 31, 1999 of 25.35%. These figures are well above the well-capitalized minimum of 10% required by the FDIC.

Quantitative and Qualitative Disclosures About Market Risk
----------------------------------------------------------

     The Bank's largest component of market risk continues to be interest rate risk. Currently, the Bank's assets and liabilities are not directly exposed to foreign currency or commodity price risk. At March 31, 2000, the Bank had no off-balance sheet derivative financial instruments, nor did it have a trading portfolio of investments.

     One method of analyzing an institution's interest rate risk position is an interest rate sensitivity GAP analysis. The interest rate GAP is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period, and the interest-bearing liabilities maturing or repricing within that same time period. A GAP is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate liabilities during the same period. A GAP is considered negative when the amount of interest sensitive liabilities exceeds the amount of interest sensitive assets. At March 31, 2000, the Bank's one year GAP position was a negative 35.40%, compared to a negative 33.70% at March 31, 1999. The Bank has historically been considered liability sensitive with its negative GAP position, due to the assumption that its liabilities (primarily comprised of certificates of deposit) would reprice more rapidly than its assets (which are primarily longer term mortgages). For example, in a rising rate environment, the Bank's cost of savings should rise more rapidly than its yield on its mortgages, as these liabilities reprice more rapidly than the Bank's assets. The result to the Bank's operation in a rising rate environment should be a compression of its net interest margin, which is the primary factor currently affecting the Bank's income statement. Conversely, in a falling rate environment, the Bank's liabilities should re-price more rapidly than its assets, resulting in an improvement in its net interest margin. Other factors, such as prepayments on mortgages and investments, the interest rate sensitivity of deposits, and general economic conditions can also have significant effects on the Bank's performance in a changing interest rate environment.

     In addition to changes in the directions of interest rates, the Bank's long term performance is likely to be affected significantly by the shape and magnitude of the slope of the yield curve. The yield curve is a graphical representation of the relationship between short and long term interest rates. As mentioned above, the majority of the

Bank's liabilities are in the form of certificates of deposit, most of which reprice or mature within one year. As such, the rates paid on these liabilities are influenced primarily by rates at the short end of the yield curve. The Bank's composition of assets, however, is heavily weighted in long term fixed rate mortgages, which are generally affected more by the rates at the long end of the yield curve. Therefore, all else being equal, the Bank should generally be more profitable in the long run when there is a positive slope in the yield curve. Historically, a positively sloped yield curve is more common, with long-term rates higher than short-term rates. However, the current shape of the yield curve is very flat, (and slightly inverted), a scenario which continues to present challenges to the Bank. The Bank's excellent asset quality, low efficiency ratio, and healthy capital to assets ratio have allowed the Bank to continue to operate profitability, despite this challenging yield curve environment.

     As a result of the merger with the Bank of Bellingham, the combined Bank's balance sheet has become less liability sensitive (compared to Horizon Bank alone), as many of the Bank of Bellingham's assets are variable rate products which generally re-price more rapidly than Horizon Financial's previous asset base.

     Quantitative Disclosures About Market Risk.  The table below represents
the balances of the Bank's financial instruments at March 31, 2000.   The
expected maturity categories take into consideration projected prepayment rates as well as actual amortization of principal. In preparation of the table, numerous assumptions were made regarding prepayment rates and deposit account interest sensitivity.


                            Average  Within  1 Year to   2 Years    3 Years     Beyond                Fair
                             Yield   1 Year   2 Years   to 3 Years to 5 Years  5 Years     Total     Total
                            -------  ------  ---------  ----------  -----------  -------   -----     -----
                                         (Dollars in thousands)
Interest-Sensitive Assets:

Loans receivable............ 7.92%  $101,624  $ 87,757   $57,751   $ 92,737   $249,715   $589,584   $570,953
Mortgage-backed securities.. 6.36      8,121     6,994     5,878      9,874     30,357     61,224     58,924
Investments and other
 interest-earning assets.... 7.44      9,076     1,682     2,818      2,100      5,343     21,019     24,282

Interest-Sensitive
Liabilities:

Checking accounts........... 1.27     11,410    11,409    11,409     22,819         --     57,047     57,047
Money market/
 ultimate accounts ......... 3.73     25,053    25,053    25,052      8,351         --     83,509     83,509
Savings accounts............ 3.05     10,690    10,691    10,691      3,622         --     35,694     35,694
Certificates of deposit..... 5.40    308,240    43,414     7,441     20,740      8,242    388,077    391,192
Other borrowings............ 5.64     37,853        --        --      2,000         --     39,853     39,463

Off-Balance Sheet Items:

Commitments to
 extend credit.............. 8.27      3,654        --        --         --         --      3,654      3,654
Unused lines of credit...... 9.83     25,840        --        --         --         --     25,840     25,840
Credit card arrangements....12.69      3,051        --        --         --         --      3,051      3,051


     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities, they may react in different degrees to changes in market interest rates. In addition, in the event of changes in interest rates, expected rates of prepayments on loans and withdrawals from savings accounts might deviate significantly from those assumed in presenting the table. Therefore, the data presented in the table should not be relied upon as necessarily indicative of actual future results.

                          SHAREHOLDER PROPOSALS
                          ---------------------

     In order to be eligible for inclusion in the proxy solicitation materials of the Corporation for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 1500 Cornwall Avenue, Bellingham, Washington, no later than February 21, 2001. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  /s/RICHARD P. JACOBSON
                                  RICHARD P. JACOBSON
                                  SECRETARY

Bellingham, Washington
June 19, 2000

     A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF JUNE 7, 2000, UPON WRITTEN REQUEST TO RICHARD P. JACOBSON, SECRETARY, HORIZON FINANCIAL CORP., 1500 CORNWALL AVENUE, BELLINGHAM, WASHINGTON 98225.

                         HORIZON FINANCIAL CORP.

                      Independent Auditor's Report
                                   and
                    Consolidated Financial Statements
                      March 31, 2000, 1999 and 1998

                                                     Horizon Financial Corp.
                                                           Table of Contents
                                               March 31, 2000, 1999 and 1998
-----------------------------------------------------------------------------

                                                                        Page

Independent Auditor's Report........................................      1

Consolidated Financial Statements

   Statement of Financial Position..................................      2

   Statement of Income..............................................      3

   Statement of Stockholders' Equity and Comprehensive Income ......      4

   Statement of Cash Flows..........................................      5

   Notes to Financial Statements....................................   6-28

                                                               MOSS-ADAMS LLP
------------------------------------------------------------------------------
Certified Public Accountants


                         Independent Auditor's Report

To the Stockholders and Directors
Horizon Financial Corp.

We have audited the accompanying consolidated statement of financial position of Horizon Financial Corp. and its subsidiary as of March 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the three years in the period ended March 31, 2000, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Horizon Financial Corp. and Subsidiary as of March 31, 2000 and 1999, and the results of their operations and cash flows for each of the years ended March 31, 2000, 1999 and 1998, in conformity with generally accepted accounting principles.


/s/Moss-Adams LLP

Bellingham, Washington
April 25, 2000

                                                       Horizon Financial Corp.
                                  Consolidated Statement of Financial Position
                                                       March 31, 2000 and 1999
------------------------------------------------------------------------------

                                    ASSETS

                                                      2000           1999
                                                 ------------   ------------

Cash and cash equivalents                        $ 16,043,055   $ 10,889,530
Interest-bearing deposits                           3,960,522     15,572,363
Investment securities
  Available-for-sale (amortized cost 2000:
   $10,935,828; 1999: $22,119,315)                 14,203,332     26,554,946
  Held-to-maturity (estimated fair value
   2000: $863,733; 1999: $1,435,674)                  868,764      1,391,873
Mortgage-backed securities
  Available-for-sale (amortized cost 2000:
   $52,974,906; 1999: $44,548,212)                 50,796,431     44,963,817
  Held-to-maturity (estimated fair value
   2000: $8,127,513; 1999: $11,208,987)             8,248,627     10,959,539
Federal Home Loan Bank Stock                        5,254,200      4,861,700
Loans receivable                                  589,583,539    533,649,169
Accrued interest and dividends receivable           4,391,961      4,087,010
Bank premises and equipment, net                   16,192,154     11,609,414
Goodwill, net                                         631,442        688,846
Income tax receivable                                 316,328           -
Real estate owned                                     323,468           -
Other assets                                        3,100,220      2,887,895
                                                 ------------   ------------
TOTAL ASSETS                                     $713,914,043   $668,116,102
                                                 ============   ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                         $564,327,085   $537,389,845
Accounts payable and other liabilities              9,982,464      6,034,947
Securities sold under agreements to repurchase     17,853,000     14,800,000
Other borrowed funds                               22,000,000      7,918,151
Advances by borrowers for taxes and insurance       1,083,905        928,618
Income tax currently payable                             -           770,986
Net deferred income tax liabilities                 1,365,123      2,572,474
Deferred compensation                               1,367,475      1,260,100
                                                 ------------   ------------
              Total liabilities                   617,979,052    571,675,121
                                                 ------------   ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Serial preferred stock, $1 par value,
   10,000,000 shares authorized; none issued
   or outstanding                                        -              -
  Common stock, $1 par value, 30,000,000
   shares authorized; 8,642,571 and 8,491,523
   issued and outstanding, respectively             8,642,571      8,491,523
  Additional paid-in capital                       57,372,024     56,459,066
  Retained earnings                                33,325,068     28,638,576
  Unearned ESOP shares                               (432,621)      (350,000)
  Accumulated other comprehensive income              718,759      3,201,816
  Treasury stock, 366,000 and  0- shares,
   at cost                                         (3,690,810)          -
                                                 ------------   ------------
              Total stockholders' equity           95,934,991     96,440,981
                                                 ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $713,914,043   $668,116,102
                                                 ============   ============

See accompanying notes to these financial statements.                       2
-----------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                              Consolidated Statement of Income
                                     Years Ended March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

                                         2000          1999          1998
                                     -----------   -----------   -----------

INTEREST INCOME
 Interest on loans                   $43,881,883   $41,848,137   $39,364,962
 Investment and mortgage-backed
   securities
     Taxable interest                  5,385,655     6,043,022     6,162,728
     Nontaxable interest income           87,058       164,566       168,643
     Dividends                           592,681        63,567        48,273
                                     -----------   -----------   -----------
     Total interest income            49,947,277    48,119,292    45,744,606
                                     -----------   -----------   -----------
INTEREST EXPENSE
 Interest on deposits                 24,611,084    24,546,781    23,942,701
 Interest on other borrowings          1,645,808       720,349        48,032
                                     -----------   -----------   -----------
     Total interest expense           26,256,892    25,267,130    23,990,733
                                     -----------   -----------   -----------
     Net interest income              23,690,385    22,852,162    21,753,873

PROVISION FOR LOAN LOSSES                437,234       484,500       520,500
                                     -----------   -----------   -----------
     Net interest income after
      provision for loan losses       23,253,151    22,367,662    21,233,373
                                     -----------   -----------   -----------
NONINTEREST INCOME
 Service fees                          1,895,482     1,937,808     1,459,711
 Other                                   867,715     1,266,814       738,023
 Net gain (loss) on sales of loans       (97,026)     (359,130)     (356,668)
 Net gain on sale of investment
  securities                             185,018       329,332       426,539
                                     -----------   -----------   -----------
      Total noninterest income         2,851,189     3,174,824     2,267,605
                                     -----------   -----------   -----------
NONINTEREST EXPENSE
 Compensation and employee benefits    6,761,018     5,609,141     5,098,544
 Building occupancy                    2,201,486     1,704,764     1,470,961
 Other expenses                        2,760,783     2,687,500     2,069,206
 Data processing                         914,417       834,513       824,030
 Advertising                             606,085       520,804       471,615
                                     -----------   -----------   -----------
      Total noninterest expense       13,243,789    11,356,722     9,934,356
                                     -----------   -----------   -----------
INCOME FROM CONTINUING OPERATIONS
BEFORE PROVISION FOR INCOME TAX       12,860,551    14,185,764    13,566,622

PROVISION FOR INCOME TAX
 Current                               4,110,567     5,182,562     3,908,207
 Deferred                                 69,473      (339,000)      690,000
                                     -----------   -----------   -----------
      Total provision for income tax   4,180,040     4,843,562     4,598,207
                                     -----------   -----------   -----------
NET INCOME                           $ 8,680,511   $ 9,342,202   $ 8,968,415
                                     ===========   ===========   ===========
BASIC EARNINGS PER SHARE                $   1.02      $   1.10      $   1.07
                                        ========      ========      ========
DILUTED EARNINGS PER SHARE              $   1.01      $   1.08      $   1.05
                                        ========      ========      ========

See accompanying notes to these financial statements.                       3
------------------------------------------------------------------------------

                                                                                     Horizon Financial Corp.
                                     Consolidated Statement of Stockholders' Equity and Comprehensive Income
                                                                   Years Ended March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------------------------------------

                                    Common Stock                                               Accumulated
                                 -------------------     Additional                Unearned       Other
                                 Number of                Paid-In     Retained       ESOP     Comprehensive
                                  Shares      At Par      Capital     Earnings      Shares    Income (Loss)
                                  ------      ------      -------     --------      ------    -------------

BALANCE, March 31, 1997         7,370,536  $7,370,536  $41,833,959  $ 34,163,333  $(450,000)  $    616,227
Comprehensive income
 Net income                          -           -            -        8,968,415       -              -
 Other comprehensive income
   Change in unrealized gains
    on available-for-sale
    securities, net taxes of
    $1,297,898                       -           -            -             -          -         2,519,450
   Total other comprehensive
    income                           -           -            -             -          -              -
 Comprehensive income                -           -            -             -          -              -
Recognition of ESOP shares
 released                            -           -            -             -        50,000           -
Cash dividends on common stock
 at $0.83 per share based on
 shares outstanding prior to
 the merger for each respective
 quarter                             -           -            -       (6,188,444)      -              -
Dividend reinvestment plan         26,720      26,720      413,136          -          -              -
Stock options exercised            51,750      51,750      308,834          -          -              -
15% stock dividend                997,952     997,952   13,035,748   (14,033,700)      -              -
Cash paid for fractional
 shares in connection
 with stock dividend                 -           -            -           (8,934)      -              -
                                ---------  ----------  -----------  ------------  ---------      ---------
BALANCE, March 31, 1998         8,446,958   8,446,958   55,591,677    22,900,670   (400,000)     3,135,677

Comprehensive income
 Net income                          -           -            -        9,342,202       -              -
 Other comprehensive income
   Change in unrealized
   gains on available-for-
   sale securities, net
   taxes of $34,072                  -           -            -             -          -            66,139
   Total other comprehensive
    income                           -           -            -             -          -              -
 Comprehensive income                -           -            -             -          -              -
Reclassification of previously
 allocated proceeds from common
 stock to retained earnings by
 regulatory agreement- BOB           -           -         300,000      (300,000)      -              -
Recognition of ESOP
 shares released                     -           -            -             -        50,000           -
Cash dividends on common
 stock at $0.44 per share
 based on shares outstand-
 ing prior to the merger
 for each respective
 quarter                             -           -            -       (3,304,296)      -              -
Dividend reinvestment plan         35,801      35,801      496,461          -          -              -
Stock options exercised             8,764       8,764       70,928          -          -              -
                                ---------  ----------  -----------  ------------  ---------      ---------
BALANCE, March 31, 1999         8,491,523   8,491,523   56,459,066    28,638,576   (350,000)     3,201,816

Comprehensive income
 Net income                          -           -            -        8,680,511       -              -
 Other comprehensive income
   Change in unrealized gains
   on available-for-sale
   securities, net taxes of
   $(1,279,151)                      -           -            -             -          -        (2,483,057)
   Total other comprehensive
    income                           -           -            -             -          -              -

 Comprehensive income                -           -            -             -          -              -
Unearned ESOP shares                 -           -            -             -      (154,725)          -
Recognition of ESOP shares
 released                            -           -            -             -        72,104           -
Cash dividends on common
 stock at $.47 per share             -           -            -       (3,994,019)      -              -
Dividend reinvestment plan         31,427      31,427      341,654          -          -              -
Stock options exercised           119,621     119,621      571,304          -          -              -
Treasury stock purchased             -           -            -             -          -              -
                                ---------  ----------  -----------  ------------  ---------      ---------
BALANCE, March 31, 2000         8,642,571  $8,642,571  $57,372,024  $ 33,325,068  $(432,621)     $ 718,759
                                =========  ==========  ===========  ============  =========      =========

                                  Treasury                              Total
                                    Stock        Stockholders'      Comprehensive
                                   at Cost           Equity            Increase
                                  --------           ------            --------
BALANCE, March 31, 1997           $      -        $83,534,055
Comprehensive income
 Net income                              -          8,968,415        $  8,968,415
 Other comprehensive income
   Change in unrealized gains
    on available-for-sale
    securities, net taxes of
    $1,297,898                           -          2,519,450           2,519,450
                                                                     ------------
   Total other comprehensive
    income                               -               -              2,519,450
                                                                     ------------
 Comprehensive income                    -               -           $ 11,487,865
                                                                     ============
Recognition of ESOP shares
 released                                -             50,000
Cash dividends on common stock
 at $0.83 per share based on
 shares outstanding prior to
 the merger for each respective
 quarter                                 -         (6,188,444)
Dividend reinvestment plan               -            439,856
Stock options exercised                  -            360,584
15% stock dividend                       -               -
Cash paid for fractional
 shares in connection
 with stock dividend                     -             (8,934)
                                 ------------   -------------
BALANCE, March 31, 1998                  -         89,674,982
Comprehensive income
 Net income                              -          9,342,202        $  9,342,202
 Other comprehensive income
   Change in unrealized
   gains on available-for-
   sale securities, net
   taxes of $34,072                      -             66,139              66,139
                                                                     ------------
   Total other comprehensive
    income                               -               -                 66,139
                                                                     ------------
 Comprehensive income                    -               -           $  9,408,341
                                                                     ============
Reclassification of previously
 allocated proceeds from common
 stock to retained earnings by
 regulatory agreement- BOB               -               -
Recognition of ESOP
 shares released                         -             50,000
Cash dividends on common
 stock at $0.44 per share
 based on shares outstand-
 ing prior to the merger
 for each respective
 quarter                                 -         (3,304,296)
Dividend reinvestment plan               -            532,262
Stock options exercised                  -             79,692
                                 ------------   -------------
BALANCE, March 31, 1999                  -         96,440,981
Comprehensive income
 Net income                              -          8,680,511        $  8,680,511
 Other comprehensive income
   Change in unrealized gains
   on available-for-sale
   securities, net taxes of
   $(1,279,151)                          -         (2,483,057)         (2,483,057)
                                                                     ------------
   Total other comprehensive
    income                               -               -             (2,483,057)
                                                                     ------------
 Comprehensive income                    -               -           $  6,197,454
                                                                     ============
Unearned ESOP shares                     -           (154,725)
Recognition of ESOP shares
 released                                -             72,104
Cash dividends on common
 stock at $.47 per share                 -         (3,994,019)
Dividend reinvestment plan               -            373,081
Stock options exercised                  -            690,925
Treasury stock purchased           (3,690,810)     (3,690,810)
                                 ------------   -------------
BALANCE, March 31, 2000          $ (3,690,810)  $  95,934,991
                                 ============   =============

See accompanying notes to these financial statements.                                                     4
-----------------------------------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                          Consolidated Statement of Cash Flows
                                     Years Ended March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------
              Increase (Decrease) in Cash and Cash Equivalents

                                     2000           1999             1998
                                -------------  -------------   -------------
CASH FLOWS FROM OPERATING
ACTIVITIES
  Net income                    $   8,680,511  $   9,342,202   $   8,968,415
Adjustments to reconcile net
income to net cash provided by
operating activities
  Depreciation                      1,072,641        555,740         449,141
  Amortization and deferrals, net     193,897        260,919          51,387
  Stock dividends-Federal Home
    Loan Bank stock                  (392,500)       (19,700)        (20,200)
  Provision for loan losses           437,234        484,500         520,500
  Provision for deferred income tax    69,473       (339,000)        690,000
Changes in assets and liabilities
  Interest and dividends receivable  (304,951)       (60,856)       (133,234)
  Interest payable                    122,875         53,873         (98,714)
  Federal income tax (receivable)
    payable                        (1,087,314)       646,093         428,737
  Goodwill                             57,404         76,538          95,484
  Other assets                       (212,325)      (492,782)       (449,022)
  Other liabilities                 3,918,879     (1,943,568)       (918,253)
                                 ------------   ------------     -----------
    Net cash flows from
      operating activities         12,555,824      8,563,959       9,584,241
                                 ------------   ------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in interest-bearing
    deposits, net                  11,611,841     (3,957,773)     (1,177,863)
  Purchases of investment
    securities--available-for-
    sale                           (9,241,180)    (4,902,969)    (19,278,206)
  Proceeds from sales and
    maturities of investment
    securities--available-for-
    sale                           20,425,493     16,585,332      14,451,598
  Proceeds from maturities of
    investment securities--held-
    to-maturity                       523,109        991,752       6,395,834
  Purchases of mortgage-backed
    securities--available-for-
    sale                           (6,016,586)          -               -
  Proceeds from maturities of
    mortgage-backed securities--
    available-for-sale              8,116,641     25,622,744       4,202,075
  Purchases of mortgage-backed
    securities--held-to-maturity         -              -         22,544,856
  Proceeds from maturities of
    mortgage-backed securities--
    held-to-maturity                2,710,912      4,528,984      (6,510,126)
  Purchase of Federal Home Loan
    Bank stock                           -        (4,660,400)           -
  Net change in loans             (67,173,371)   (91,891,262)    (52,530,814)
  Purchases of bank premises
    and equipment                  (5,655,381)    (4,571,408)       (348,214)
  Purchase of other real estate
    owned                            (323,468)          -               -
                                 ------------   ------------     -----------
       Net cash flows from
       investing activities       (45,021,990)   (62,255,000)    (32,250,860)
                                 ------------   ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits           26,937,240     36,096,830      29,031,876
  Proceeds from securities sold
    under agreements to repurchase  3,053,000     14,800,000            -
  Proceeds from other borrowed
    funds                          14,081,849      6,738,504         579,647
  Common stock issued, net          1,064,006        611,954         950,440
  Cash dividends paid              (3,825,594)    (3,304,296)     (6,197,378)
  Treasury stock purchased         (3,690,810)      (203,838)           -
                                 ------------   ------------     -----------
       Net cash flows from
       financing activities        37,619,691     54,739,154      24,364,585
                                 ------------   ------------     -----------
NET CHANGE IN CASH AND CASH
  EQUIVALENTS                       5,153,525      1,048,113       1,697,966
CASH AND CASH EQUIVALENTS,
  beginning of year                10,889,530      9,841,417       8,143,451
                                 ------------   ------------     -----------
CASH AND CASH EQUIVALENTS, end
  of year                        $ 16,043,055   $ 10,889,530     $ 9,841,417
                                 ============   ============     ===========
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
  Cash paid during the year for
    interest                     $ 26,206,046   $ 25,229,166     $24,064,509
                                 ============   ============     ===========
  Cash paid during the year for
    income tax                   $  4,610,000   $  4,597,200     $ 3,579,000
                                 ============   ============     ===========
NONCASH INVESTING AND FINANCING
TRANSACTIONS
  Mortgage loans securitized and
   exchanged for FHLMC partici-
   pation certificates           $ 15,851,825   $ 36,830,693     $12,622,660
                                 ============   ============     ===========

See accompanying notes to these financial statements.                     5
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Horizon Financial Corp. (the "Company"), through its wholly-owned subsidiary, Horizon Bank (the "Bank"), provides a full range of mortgage lending services to borrowers and a full range of customer services to depositors through twelve branches located in Whatcom, Skagit and Snohomish Counties of Washington State. The Bank is an FDIC insured, state-chartered stock savings bank.

Financial Statement Presentation and Use of Estimates - The financial statements have been prepared in accordance with generally accepted accounting principles and reporting practices applicable to the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of revenues and expenses for the period and assets and liabilities as of the balance sheet date. Actual results could differ from estimated amounts.

Principles of Consolidation - As of March 31, 2000, 1999 and 1998, and for the years then ended, the consolidated financial statements include the accounts of Horizon Financial Corp. and its wholly-owned subsidiary, Horizon Bank. Westward Financial Services, Inc. is a wholly-owned subsidiary of Horizon Bank, whose accounts are also included in the consolidation. All material intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and noninterest-bearing amounts due from banks.

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

Investments in Interest-Bearing Deposits - Investments in interest-bearing deposits consist principally of federal funds sold to a major Seattle-area bank and short-term certificates of deposit with Western Washington financial institutions.

Investments and Mortgage-Backed Securities - The Company classifies its securities into one of three categories: (1) held-to-maturity, (2) available-for-sale, or (3) trading. Investment securities are categorized as held-to-maturity when the Bank has the positive intent and ability to hold those securities to maturity. Securities which are held-to-maturity are stated at cost, adjusted for amortization of premiums, and accretion of discounts which are recognized as adjustments to interest income.

Investment securities categorized as available-for-sale are generally held for investment purposes (to maturity), although unanticipated future events may result in the sale of some securities. Available-for-sale securities are recorded at fair value, with the net unrealized gain or loss included as other comprehensive income within the statement of stockholders' equity, net of the related tax effect. Realized gains or losses on dispositions are based on the net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized by write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity. The Company had no trading securities at March 31, 2000 and 1999.

Federal Home Loan Bank Stock - The Bank's investment in Federal Home Loan Bank (the FHLB) stock is a restricted investment carried at par value ($100 per share), which reasonably approximates its fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemptions are at the discretion of the FHLB.

                                                                           6
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Held for Sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans Receivable - Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees, net of certain direct loan origination costs, are deferred and recognized as an adjustment of the yield on the related loans, using the interest method.

Impaired Loans and Related Income - A loan is considered impaired when management determines that it is probable that all contractual amounts of principal and interest will not be paid as scheduled in the loan agreement. These loans include nonaccruing loans past due 90 days or more, loans restructured in the current year, and other loans that management considers to be impaired.

When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed and charged against interest income. Income on nonaccrual loans is then recognized only when the loan is brought current, or when, in the opinion of management, the borrower has demonstrated the ability to resume payments of principal and interest. Interest income on restructured loans is recognized pursuant to the terms of new loan agreements. Interest income on other impaired loans is monitored and based upon the terms of the underlying loan agreement. However, the recorded net investment in impaired loans, including accrued interest, is limited to the present value of the expected cash flows of the impaired loan, or the observable fair market value of the loan, or the fair value of the loan's collateral.

Mortgage Servicing Rights - The Company allocates its total cost in mortgage loans between mortgage servicing rights and loans, based upon their relative fair values, when loans are subsequently sold or securitized, with the servicing rights retained. Fair values are generally obtained through quoted market prices. The Company has established a valuation allowance to measure impairment of its mortgage servicing rights. Impairment is measured based upon the characteristics of the individual loans, including note rate, term, underlying collateral, current market conditions and estimates of net servicing income. The Company accounts for its recorded value, and possible impairment of mortgage servicing rights, on a loan-by-loan basis.

The cost allocated to mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing income.

Provision for Loan Losses - Management estimates the provision for loan losses by evaluating known and inherent risks in the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. The allowance is based upon factors and trends identified by future market factors beyond the Company's control, which may result in losses or recoveries differing significantly from those provided for in the financial statements.

A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the estimated losses on loans and foreclosed assets held for sale, management obtains independent appraisals for significant properties.

The majority of the Company's loan portfolio consists of commercial loans and single-family residential loans secured by real estate in the Whatcom, Skagit and Snohomish County areas. Real estate prices in this market are stable at this time. However, the ultimate collectibility of a substantial portion of the Company's loan portfolio may be susceptible to changes in local market conditions in the future.
                                                                           7
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgment about information available to them at the time of their examination.

Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation. Major renewals or betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on the straight-line method over the estimated useful lives of thirty-five years for buildings and three to ten years for equipment.

Goodwill - Goodwill recognized in connection with the purchase of branch assets and related liabilities is amortized using the straight-line method over ten years. Amortization expense was $57,404, $76,538, and $95,484 at March 31, 2000, 1999, and 1998, respectively.

Other Real Estate Owned - Other real estate owned includes properties acquired through foreclosure. These properties are recorded at the lower of cost or estimated fair value. Losses arising from the acquisition of property, in full or partial satisfaction of loans, are charged to the allowance for loan losses.

Subsequent to the transfer to other real estate owned, these assets continue to be recorded at the lower of cost or fair value (less estimated cost to sell), based on periodic evaluations. Generally, legal and professional fees associated with foreclosures are expensed as incurred. Costs incurred to improve property prior to sale are capitalized, however, in no event are recorded costs allowed to exceed fair value. Subsequent gains, losses, or expenses recognized on the sale of these properties are included in noninterest income or expense.

Income Taxes - The Company reports income and expenses using the accrual method of accounting and files a consolidated tax return which includes its subsidiary. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred taxes result from temporary differences in the recognition of certain income and expense amounts between the Bank's financial statements and its tax returns.

Earnings Per Share - Basic earnings per share amounts are computed based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock dividends and stock splits. Diluted earnings per share amounts are computed by determining the number of additional shares that are deemed outstanding due to stock options under the treasury stock method.

Financial Instruments - All financial instruments held or issued by the Bank are held or issued for purposes other than trading. In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit. These commitments are recorded in the financial statements when they are funded.

Advertising Costs - The Company expenses advertising costs as they are incurred.

Stock Options - The Company recognizes the financial effects of stock options in accordance with Accounting Principles Board Opinion No. 25 Accounting for Stock Issued to Employees (APB 25). Generally, stock options are issued at a price equal to the fair value of the Company's stock as of the grant date. Under APB 25, options issued in this manner do not result in the recognition of employee compensation in the Company's financial statements. Disclosures required by Statement of Financial Accounting Standard No. 123 Accounting for Stock-Based Compensation are provided in Note 15.

Reclassifications - Certain reclassifications have been made to prior years' amounts to conform to the current year presentation. These reclassifications have no significant effect on the Bank's previously reported financial position or results of operations.

                                                                           8
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 137 entitled Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of SFAS Statement No. 133. The statement amends SFAS No. 133 to defer its effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Management does not believe the adoption of this statement will have a material effect on its financial condition or results of operation.

NOTE 2 - MERGER CONSUMMATED DURING 2000

In June 1999, Bellingham Bancorporation and Subsidiary (BOB) was merged into the Corporation. In connection with this transaction, the Corporation issued 1,129,264 shares of common stock, including 146,078 options and warrants, to the shareowners of BOB in an exchange that gave BOB shareowners 2.74 shares of the Corporation's stock for one share of BOB stock. The merger has been accounted for as a pooling-of-interests pursuant to generally accepted accounting principles. Accordingly, the Corporation's consolidated financial statements have been restated for all periods prior to the acquisition to include the financial position, results of operations, and cash flow of BOB. At the date of acquisition, BOB had total assets of $64.3 million, revenue of $1.3 million, and net income of $.57 million. The effects of the restatement on revenues, net income and shareowner's equity are shown below:

                                                    1999           1998
                                               ------------   -------------

   Revenues
    The Corporation (as previously reported)   $ 45,167,781   $  42,592,187
    BOB                                           6,126,335       5,420,024
                                               ------------   -------------
   As Restated                                 $ 51,294,116   $  48,012,211
                                               ============   =============

   Net Income
    The Corporation (as previously reported)   $  8,633,001   $   8,221,877
    BOB                                             709,201         746,538
                                               ------------   -------------
   As Restated                                 $  9,342,202   $   8,968,415
                                               ============   =============

   Stockholders' equity
    The Corporation (as previously reported)   $ 89,750,029   $  83,894,797
    BOB                                           6,690,952       5,780,185
                                               ------------   -------------
   As Restated                                 $ 96,440,981   $  89,674,982
                                               ============   =============

NOTE 3 - INTEREST-BEARING DEPOSITS

Interest bearing deposits consisted of the following March 31, 2000 and 1999:

                                      2000        1999
                                 -----------  -----------
Federal funds sold               $ 3,727,000  $ 9,786,933
Certificates of deposit              233,522    5,785,340
                                 -----------  -----------
                                 $ 3,960,522  $15,572,363
                                 ===========  ===========

The Company has funds on deposit with the Federal Home Loan Bank in a Daily Interest Deposit (DID) account. This account acts like a savings account and earns interest based on the daily federal funds rate.

                                                                           9
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 4 - INVESTMENT SECURITIES

The Company's investment policy requires that the Company purchase only high-grade investment securities. Purchases of debt instruments are generally restricted to those rated A or better by a nationally recognized statistical rating organization.

The amortized cost and estimated market values of investments, together with unrealized gains and losses, are as follows as March 31, 2000 and 1999, respectively:



                                                                           2000
                                              ------------------------------------------------------------
                                                                  Gross           Gross        Estimated
                                                 Amortized      Unrealized      Unrealized        Fair
                                                    Cost           Gains          Losses         Value
                                              ------------     -----------    ------------    ------------
Available-For-Sale Securities
 State and political subdivisions and U.S.
   government agency securities               $  4,811,736     $     3,425    $    (39,754)   $  4,775,406
 Marketable equity securities                    1,836,869       3,366,682         (37,188)      5,166,364
 Corporate debt securities                       4,287,223            -            (25,661)      4,261,562
                                              ------------     -----------    ------------    ------------
   Total available-for-sale securities          10,935,828       3,370,107        (102,603)     14,203,332
                                              ------------     -----------    ------------    ------------
Held-To-Maturity Securities
 State and political subdivisions and U.S.
   government agency securities                    368,837            -            (18,385)        350,452
 Corporate debt securities                         499,927          13,354            -            513,281
                                              ------------     -----------    ------------    ------------
   Total held-to-maturity securities               868,764          13,354         (18,385)        863,733
                                              ------------     -----------    ------------    ------------
   Total investment securities                $ 11,804,592     $ 3,383,461    $   (120,988)   $ 15,067,065
                                              ============     ===========    ============    ============


                                                                           1999
                                              ------------------------------------------------------------
                                                                  Gross           Gross        Estimated
                                                 Amortized      Unrealized      Unrealized        Fair
                                                    Cost           Gains          Losses         Value
                                              ------------     -----------    ------------    ------------
Available-For-Sale Securities
 State and political subdivisions and U.S.
   government agency securities               $ 12,312,352     $    72,226    $       (316)   $ 12,384,262
 Marketable equity securities                      337,851       4,390,661         (23,438)      4,705,074
 Corporate debt securities                       9,469,112          15,140         (18,642)      9,465,610
                                              ------------     -----------    ------------    ------------
   Total available-for-sale securities          22,119,315       4,478,027         (42,396)     26,554,946
                                              ------------     -----------    ------------    ------------

Held-To-Maturity Securities
 State and political subdivisions and U.S.
   government agency securities                    892,063           3,928            (785)        895,206
 Corporate debt securities                         499,810          40,658            -            540,468
                                              ------------     -----------    ------------    ------------
   Total held-to-maturity securities             1,391,873          44,586            (785)      1,435,674
                                              ------------     -----------    ------------    ------------
   Total investment securities                $ 23,511,188     $ 4,522,613    $    (43,181)   $ 27,990,620
                                              ============     ===========    ============    ============


The amortized cost and estimated fair value of investment securities at March 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                           10
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 4 - INVESTMENT SECURITIES (Continued)

                                                   2000
                         --------------------------------------------------
                             Available-For-Sale         Held-To-Maturity
                         ------------------------  ------------------------
                          Amortized    Estimated    Amortized    Estimated
                            Cost      Fair Value      Cost      Fair Value
                         -----------  -----------  ----------   -----------
State and political
subdivisions and
U.S. government agencies
 One year                $ 2,154,831  $ 2,153,080  $     -      $      -
 Two to five years         2,180,838    2,150,608        -             -
 Five to ten years           476,067      471,718     368,837       350,452
                         -----------  -----------  ----------   -----------
                           4,811,736    4,775,406     368,837       350,452
                         -----------  -----------  ----------   -----------
Corporate debt securities
 One year                  1,900,000    1,897,187     499,927       513,281
 Two to five years         2,387,223    2,364,375        -             -
 Five to ten years              -            -           -             -
                         -----------  -----------  ----------   -----------
                           4,287,223    4,261,562     499,927       513,281
                         -----------  -----------  ----------   -----------
Marketable equity
  securities (liquid)      1,836,869    5,166,364        -             -
                         -----------  -----------  ----------   -----------
Total investment
  securities             $10,935,828  $14,203,332  $  868,764   $   863,733
                         ===========  ===========  ==========   ===========

Proceeds from sales of investments and gross realized gains and losses on investment sales were as follows for the year ended March 31:

                                        2000         1999           1998
                                     ---------   ------------   ------------

Proceeds from sales of investments   $ 186,000   $ 16,513,779   $ 22,332,061
                                     =========   ============   ============
Gross gains realized on sales
  of investments                     $ 185,018   $    398,492   $    426,539
                                     =========   ============   ============
Gross losses realized on sales
  of investments                     $    -      $     69,160   $       -
                                     =========   ============   ============

Information about concentrations of investments in particular industries for marketable equity securities and corporate debt securities at March 31 consist of the following:

                                         2000                   1999
                              -----------------------------------------------
                                            Market                   Market
                                 Cost       Value         Cost       Value
                              ----------  ----------   ----------  ----------

Marketable equity securities
  Banking                     $  318,380  $  907,239   $  318,380  $  968,387
  Government agency stocks     1,518,489   4,259,125       19,471   3,736,687
                              ----------  ----------   ----------  ----------
                              $1,836,869  $5,166,364   $  337,851  $4,705,074
                              ==========  ==========   ==========  ==========
Corporate debt securities
  Finance companies           $3,387,223  $3,364,375   $8,569,112  $8,561,673
  Private utilities              900,000     897,187      900,000     903,937
                              ----------  ----------   ----------  ----------
                              $4,287,223  $4,261,562   $9,469,112  $9,465,610
                              ==========  ==========   ==========  ==========

At March 31, 2000 and 1999, U.S. government agency and corporate debt securities of $1,370,000 were pledged as collateral for deposits of state and local government agencies and deposits for trust accounts in excess of $100,000, as required by Washington State Law.

                                                                           11
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 5 - MORTGAGE-BACKED SECURITIES

Mortgage-backed securities at March 31 consist of the following:

                                                  2000
                         ----------------------------------------------------
                                          Gross       Gross        Estimated
                           Amortized   Unrealized   Unrealized       Fair
                             Cost         Gains       Losses         Value
                         -----------    --------   -----------    -----------

Available-for-sale
  securities             $52,974,906    $ 18,768   $(2,197,243)   $50,796,431
Held-to-maturity
  securities               8,248,627      96,529      (217,643)     8,127,513
                         -----------    --------   -----------    -----------
  Total mortgage-
   backed securities     $61,223,533    $115,297   $(2,414,886)   $58,923,944
                         ===========    ========   ===========    ===========

                                                  1999
                         ----------------------------------------------------
                                          Gross       Gross        Estimated
                           Amortized   Unrealized   Unrealized       Fair
                             Cost         Gains       Losses         Value
                         -----------    --------   -----------    -----------

Available-for-sale
  securities             $44,548,212    $565,079   $  (149,474)   $   963,817
Held-to-maturity
  securities              10,959,539     259,122        (9,674)    11,208,987
                         -----------    --------   -----------    -----------
   Total mortgage-
    backed securities    $55,507,751    $824,201   $  (159,148)   $56,172,804
                         ===========    ========   ===========    ===========

The amortized cost and estimated fair value of mortgage-backed securities at March 31, 2000 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

                                                   2000
                         --------------------------------------------------
                             Available-For-Sale         Held-To-Maturity
                         ------------------------  ------------------------
                          Amortized    Estimated    Amortized    Estimated
                            Cost      Fair Value      Cost      Fair Value
                         -----------  -----------  ----------   -----------
Mortgage-backed
securities
  One year               $ 1,215,322  $ 1,201,003  $  175,068   $   173,334
  Two to five years        1,659,365    1,597,802     476,059       478,973
  Six to ten years         1,467,023    1,405,436   6,961,029     6,768,168
  After ten years         48,633,196   46,592,190     636,471       707,038
                         -----------  -----------  ----------   -----------
    Total mortgage-
     backed securities   $52,974,906  $50,796,431  $8,248,627   $ 8,127,513
                         ===========  ===========  ==========   ===========

All of the above mortgage-backed securities are rated AAA by a nationally recognized statistical rating organization.

                                                                           12
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 6 - LOANS RECEIVABLE

Loans receivable (collateralized principally by properties in the Whatcom, Skagit and Snohomish Counties of Washington State) at March 31 consist of the following:

                                                 2000              1999
                                           --------------     --------------

First mortgage loans
  1-4 Family                               $  606,702,881     $  564,394,944
  1-4 Family construction                      25,911,941         23,817,577
  Less participating interests sold          (176,537,497)      (163,526,986)
                                           --------------     --------------
    Net of first mortgage loans               456,077,325        424,685,535
Construction and land development              18,716,744          2,505,484
Residential commercial real estate             21,999,357         18,158,927
Non-residential commercial real estate         88,322,611         74,120,509
Commercial loans                               14,472,300         19,293,804
Home equity secured                            16,952,862         13,499,198
Other consumer loans                            4,829,230          5,216,800
                                           --------------     --------------
                                              621,370,429        557,480,257
Less:
  Undisbursed loan proceeds                   (19,631,956)       (12,163,897)
  Deferred loan fees                           (7,397,782)        (7,203,886)
  Allowance for loan losses                    (4,757,152)        (4,463,305)
                                           --------------     --------------
                                           $  589,583,539     $  533,649,169
                                           ==============     ==============

The Company originates both adjustable and fixed interest rate loans. Adjustable rate loans typically contain annual rate increase caps (2%) and loan lifetime rate increase caps (6% to 8%). At March 31, 2000, the Company had adjustable and fixed rate loans as follows:

               Fixed Rate                         Adjustable Rate
-------------------------------------   -------------------------------------
 Term to Maturity         Book Value     Term to Maturity         Book Value
-------------------------------------   -------------------------------------
Less than one year      $ 22,069,327    Less than one year      $ 18,851,159
One to two years          31,756,253    One to two years                -
Two to five years         39,434,279    Two to five years            217,294
Five to ten years         96,658,050    Five to ten years            549,047
Over ten years           399,866,399    Over ten years            11,968,622

Real estate loans serviced for others are $176,537,497 and $163,526,986, respectively, as of March 31, 2000 and 1999.

The bank generally receives a monthly fee of 0.25% to 0.375% per annum of the unpaid balance of each loan. The sold loans are sold without right of recourse to the Bank by the buyer of the loan interests in the event of default by the borrower.

Impaired loans on a nonaccrual basis and the related interest are not material as of March 31, 2000 and 1999.


                                                                           13
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 6 - LOANS RECEIVABLE (Continued)

The allowance for loan losses at March 31 and changes during the year are as follows:

                                        2000           1999         1998
                                  ------------   ------------  ------------

Balance, beginning of year        $  4,463,305   $  4,085,203  $  3,779,761
Provision for loan losses              437,234        484,500       520,500
Adjustment to reserves                (143,387)      (106,398)     (215,058)
                                  ------------   ------------  ------------
Balance, end of year              $  4,757,152   $  4,463,305  $  4,085,203
                                  ============   ============  ============

NOTE 7 - MORTGAGE SERVICING RIGHTS

Loan costs allocated to mortgage servicing rights were as follows as of March 31, 2000 and 1999:

                                                       2000         1999
                                                 ------------  ------------

        Beginning balance                        $  1,335,263  $    697,206
        Additions for new loans                       287,955       779,592
        Amortization                                 (156,551)     (141,535)
                                                 ------------  ------------
        Ending balance                              1,466,667     1,335,263
        Valuation allowance for impairment
          mortgage servicing rights                  (770,502)     (703,074)
                                                 ------------  ------------
        Mortgage servicing rights, net           $    696,165  $    632,189
                                                 ============  ============

Changes in the valuation allowance for impairment of mortgage servicing was as follows:

       Beginning balance                         $   (703,073) $   (370,035)
       Additions                                     (150,629)     (409,921)
       Credited to income                              83,200        76,882
                                                 ------------  ------------
       Ending balance                            $   (770,502) $   (703,074)
                                                 ============  ============
Note 8 - Accrued Interest And Dividends Receivable

Accrued interest and dividends receivable at March 31 is summarized as follows:

                                                       2000         1999
                                                 ------------  ------------

Investment securities                            $    247,395  $    546,268
Mortgage-backed securities                            400,634       285,052
Loans receivable                                    3,638,763     3,246,245
Dividends on marketable equity securities             105,169         9,445
                                                 ------------  ------------
                                                 $  4,391,961  $  4,087,010
                                                 ============  ============

                                                                           14
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 9 - PREMISES AND EQUIPMENT

Premises and equipment at March 31 consisted of:

                                                       2000         1999
                                                 ------------  ------------

Buildings                                        $ 11,059,735  $  8,076,482
Equipment                                           7,280,920     6,183,824
                                                 ------------  ------------
                                                   18,340,655    14,260,306
Accumulated depreciation                           (6,771,030)   (5,934,695)
                                                 ------------  ------------
                                                   11,569,625     8,325,611

Land                                                4,622,529     3,283,803
                                                 ------------  ------------
                                                 $ 16,192,154  $ 11,609,414
                                                 ============  ============
NOTE 10 - DEPOSITS

A comparative summary of deposits at March 31 follows (the contractual or weighted average interest rates are indicated in parentheses):

                                                       2000         1999
                                                 ------------  ------------
Demand deposits
  Savings                                        $ 35,693,618  $ 37,659,911
  Checking                                         37,910,618    36,315,440
  Checking (noninterest-bearing)                   19,136,845    18,257,468
  Money market                                     30,804,219    36,224,770
  Ultimate Money Market                            52,704,628    48,848,798
                                                 ------------  ------------
                                                  176,249,928   177,306,387
                                                 ------------  ------------
Time certificates of deposit
  Less than $100,000                              286,588,897   268,499,957
  Greater than or equal to $100,000               101,488,260    91,583,501
                                                 ------------  ------------
                                                  388,077,157   360,083,458
                                                 ------------  ------------
  Total deposits                                 $564,327,085  $537,389,845
                                                 ============  ============

Time certificate of deposit maturities at March 31 are as follows:

                                       2000
                     -----------------------------------------
                        Variable      Fixed
                          Rate         Rate           Total          1999
                     -----------  -------------  -------------  -------------
Within one year      $ 3,103,477  $ 282,304,409  $ 285,407,886  $ 247,075,430
One to two years       2,476,450     44,438,218     46,914,668     52,509,382
Two to three years     1,091,828      6,983,798      8,075,626     10,101,408
Three to four years    7,136,288      8,442,851     15,579,139      5,784,299
Four to five years     4,209,376     14,754,562     18,963,938     17,311,928
Over five years        2,910,237     10,225,663     13,135,900     27,301,011
                     -----------  -------------  -------------  -------------
                     $20,927,656  $ 367,149,501  $ 388,077,157  $ 360,083,458
                     ===========  =============  =============  =============

                                                                           15
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 10 - DEPOSITS (Continued)

The terms of variable rate CDs allow customers to make additional deposits to existing CDs at any time.

The weighted average nominal interest rate on all deposits at March 31, 2000 and 1999 is 4.65 percent and 4.95 percent, respectively.

Interest expense on deposits for the years ended March 31 is summarized as follows:

                                  2000             1999             1998
                              -----------     -----------      -----------

Money market                  $ 3,219,405     $ 2,936,536      $ 2,843,813
Checking                          535,665         578,427          560,917
Savings                         1,083,539       1,126,735        1,188,339
Certificates of deposit        19,772,474      19,905,083       19,349,632
                              -----------     -----------      -----------
                              $24,611,083     $24,546,781      $23,942,701
                              ===========     ===========      ===========

NOTE 11 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The Bank has sold certain securities of the U.S. Government and its agencies and other approved investments under agreements to repurchase. A safekeeping agent not under control of the Bank held the securities underlying the agreements. Securities sold under agreements to repurchase were $17,853,000 and $14,800,000 as of March 31, 2000 and 1999, with interest rates ranging from 5.30% to 6.36% and 4.89% to 5.30% as of March 31, 2000 and 1999,
respectively. The Company has collateralized these agreements with mortgage-backed securities totaling approximately $16 million. Maturities for the repurchase agreements are $6,853,000 in May 2000, and $11,000,000 in September 2000.

NOTE 12 - OTHER BORROWED FUNDS

The Bank is a member of the Federal Home Loan Bank (FHLB) of Seattle. As a member, the Bank has a committed line of credit up to 20% of total assets, subject to the Bank pledging sufficient collateral and maintaining the required stock investment. At March 31, 2000, committed lines of credit agreements totaling approximately $104.9 million were available to the Bank, of which, $22 million was outstanding at year end. These advances bear interest ranging from 5.94% to 6.75% per annum. Maturities for the advances are $5,000,000 in April 2000, $5,000,000 in May 2000, $5,000,000 in June 2000,
$5,000,000 in March 2001, and $2,000,000 in May 3002.

The Bank has a treasury, tax, and loan note option with the Federal Reserve Bank in the amount of $90,262 at March 31, 2000 payable on demand. Interest is payable monthly at a rate .25% below the federal funds rate (5.75%). The note is secured by a pledge of certain qualifying investment securities.

NOTE 13 - INCOME TAX

Deferred income tax results from temporary differences in the recognition of income and expense for tax and financial statement purposes. The source of these differences and the related tax effects for the years ended March 31 are as follows:

                                      2000         1999           1998
                                 -----------   -----------    -----------

Deferred loan fees               $  (516,830)  $  (117,893)   $  (766,610)
Loan loss and general reserves       647,736       488,792         85,224

Deferred compensation                 36,776        (5,066)        (5,100)
Other, net                          (237,155)      (26,833)        (3,514)
                                 -----------   -----------    -----------
                                 $   (69,473)  $   339,000    $  (690,000)
                                 ===========   ===========    ===========


                                                                           16
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 13 - INCOME TAX (Continued)

The nature and components of the Company's net deferred tax assets (liabilities), established at an estimated tax rate of 34.25% for 2000 and 34% for 1999, are as follows at March 31:

                                                2000             1999
                                          ------------      ------------
Deferred Tax Assets
  Deferred compensation agreements        $    468,000      $    428,000
  Financial reporting accrued expenses
    not recognized for tax purposes            294,000           276,000
                                          ------------      ------------
        Total deferred assets                  762,000           704,000
                                          ------------      ------------
Deferred Tax Liabilities
  Deferred loan fees for tax purposes in
    excess of amounts deferred for
    financial reporting purposes            (1,126,000)         (605,000)
  Tax based loan loss deductions not
    recognized for financial reporting        (172,000)         (798,000)
  Tax effect of unrealized gains on
    available-for-sale securities             (370,270)       (1,647,094)
  Other deferred tax liabilities              (458,853)         (226,380)
                                          ------------      ------------
     Total deferred liabilities             (2,127,123)       (3,276,474)
                                          ------------      ------------
     Net deferred tax assets
        (liabilities)                     $ (1,365,123)     $ (2,572,474)
                                          ============      ============

The Company believes, based upon the available evidence, that all deferred assets will be realized in the normal course of operations. Accordingly, these assets have not been reduced by a valuation allowance.

A reconciliation of the Company's income tax provision to the statutory federal income tax rate for the years ended March 31 is as follows:

                                        2000         1999         1998
                                   -----------  ------------  ------------

Provision for income tax at the
  statutory rate of 35 percent     $ 4,501,193  $  4,965,017  $  4,748,318
Increase (decrease) in tax
  resulting from
    Income taxed at lower bracket     (100,000)     (100,000)     (100,000)
    Dividends received deduction       (21,848)      (15,129)      (18,638)
    Other, net                        (199,305)       (6,326)      (31,473)
                                   -----------  ------------  ------------
Income tax provision               $ 4,180,040  $  4,843,562  $  4,598,207
                                   ===========  ============  ============

Prior to 1997, the Company was allowed a bad debt deduction of 8 percent of taxable income, subject to certain limitations. During 1997, a tax law change eliminated this tax deduction, and, in addition, requires the Company to recapture and pay taxes on these deductions taken after fiscal year ended March 31, 1988. The Company has previously recorded deferred tax liabilities to account for this obligation. Therefore, the Company believes retroactive effects of this law change will not be significant. The cumulative tax-basis bad debt deduction as of March 31, 2000 and 1999 was approximately $4,269,000 and $5,337,000, respectively. If any portion of this amount is subsequently used for purposes other than to absorb loan losses, that portion will be subject to federal income tax at the then prevailing tax rate.

                                                                          17
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 14 - BENEFIT PLANS

Defined Benefit Retirement Plan - The Company has a noncontributory defined benefit retirement plan which covers all full-time employees with one year of continuous service who were also eligible to participate as of December 31, 1992. Effective January 1, 1993, the Company curtailed the enrollment of new participants to the plan. Concurrent with the curtailment, the plan fiscal year end was changed to December 31. Contributions to the plan are based upon the Projected Unit Credit actuarial funding method.

During fiscal year 1999, the Company began steps necessary to terminate the plan, including seeking approval for termination from the Internal Revenue Service. The Company completed the steps necessary to terminate the plan in the fiscal year 2000, at which time all assets of the plan were distributed to participants either through the purchase of a retirement annuity or rolled into the participant's 401(k) account.

The plan's funded status as of March 31, 2000, 1999 and 1998 was as follows:

                                                    March 31,
                                -------------------------------------------
                                     2000           1999          1998
                                ------------   -----------    -------------
Change in benefit obligation
 Benefit obligation at
  beginning of year             $  3,039,732   $ 3,327,085    $   3,081,040
 Service cost                           -          128,064          124,996
 Interest cost                       156,889       197,091          182,027
 Amendments                          910,017          -                -
 Plan curtailment                       -         (823,569)            -

 Actuarial (gain) loss              (529,668)      311,008           42,802
 Benefits paid                    (3,576,970)      (99,947)        (103,780)
                                ------------   -----------    -------------
  Benefit obligation at end
     of year                            -        3,039,732        3,327,085
                                ------------   -----------    -------------
Change in plan assets
 Fair value of plan assets at
   beginning of year               3,156,526     2,667,341        2,340,028
 Actual return on plan assets        306,769       380,811          214,496
 Plan contributions                  206,259       208,321          216,597
 Operating expenses paid from
   Trust                             (92,584)          -               -
 Benefits paid                    (3,576,970)      (99,947)        (103,780)
                                ------------   -----------    -------------
   Fair value of plan assets
    at end of year                      -        3,156,526        2,667,341
                                ------------   -----------    -------------
 Funded status                          -          116,794         (659,744)
 Unrecognized net actuarial loss        -             -             446,484
 Unrecognized transition
   obligation                           -             -             (70,882)
 Unrecognized prior service
   cost                                 -             -            (103,436)
                                ------------   -----------    -------------
   Prepaid (accrued) benefit
     cost                       $       -      $   116,794    $    (387,578)
                                ============   ===========    =============

                                                    March 31,
                                -------------------------------------------
                                     2000           1999          1998
                                ------------   -----------    -------------
Components of net periodic
benefit cost
 Service cost                   $      -       $   128,064    $     124,996
 Interest cost                       156,889       197,091          182,027
 Expected return on plan assets     (189,919)     (160,753)        (141,356)
 Recognized net (gain)/loss             -           11,229           17,174
 Amortization of prior service cost     -          (13,365)         (13,365)
 Amortization of transition
   obligation                           -          (18,491)         (18,491)
 Recognizition of prior service
   costs                             910,017       (90,071)            -
 Recognized (gain)/loss of
   curtailment                          -         (349,755)            -
 Special pension expense for
   settlement -- SFAS 88           (553,934)          -                -
                                -----------    -----------   --------------
     Net periodic benefit cost
       (benefit)                $   323,053    $  (296,051)  $      150,985
                                ===========    ===========   ==============

                                                                           18
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 14 - BENEFIT PLANS (Continued)

The weighted average assumptions used were as follows:

                                    2000             1999            1998
                                  ---------       ----------      ----------
Discount rate                       5.25%            5.25%           6.00%
Rate of increase in compensation
  levels                             -  %            5.00%           5.00%
Expected long-term rate of return
  on plan assets                    6.00%            6.00%           6.00%

Deferred Compensation Plan - The Company has entered into deferred compensation agreements with certain of its officers. The agreements provide for additional retirement benefits payable over a twelve to seventeen year period following retirement. In connection with these agreements, the Company has acquired life insurance policies on the individual officers covered by the deferred compensation agreements. At March 31, 2000 and 1999, the cash surrender values of these policies included in other assets aggregated $1,934,789 and $1,796,484, respectively.

Deferred compensation expense amounted to $150,000, $72,000 and $71,900 in 2000, 1999 and 1998, respectively.

Profit Sharing Arrangement - The Company has a profit sharing arrangement with employees meeting certain service requirements. Payments made to employees pursuant to the arrangement are based upon earnings, growth in deposits and attainment of certain corporate objectives. Costs of the arrangement were $421,930, $351,144 and $338,536 for 2000, 1999 and 1998, respectively.

Employee Stock Ownership Plan - The Company has a noncontributory employee stock ownership plan (ESOP) for those employees who have completed a minimum of two years of service. The Company's contribution is determined annually by the Board of Directors. Participants receive distributions from the ESOP only in the event of retirement, disability or termination of employment. The primary purpose of the ESOP is to acquire shares of the Company's common stock on behalf of ESOP participants.

In April 1996, the Company issued a new loan to the ESOP in the amount of $500,000, to purchase 40,000 shares of common stock in the open market. The loan is to be repaid over a period of ten years, with annual payments including interest due on March 31. The ESOP shares initially were pledged as collateral for its debt. As the obligation is reduced, shares are released from collateral and allocated to the participants' accounts at a rate of 10% a year. In May 1997, the Company issued a 15% stock dividend which added an additional 5,400 shares to the unallocated ESOP shares. In May 1999, the Company issued an additional loan to the ESOP in the amount of $154,725, to purchase 12,500 shares of common stock in the open market. The loan is to be repaid over seven years with annual payments including interest due March 31. Shares released for allocation were 6,386, 4,600, and 4,600 for the years ended March 31, 2000, 1999, and 1998, respectively. The ESOP shares relating to the loans outstanding as of March 31 were as follows:

                                         2000         1999        1998
                                     ---------    ---------   ---------
Number of shares
 Allocated shares                       19,586       13,200       8,600
 Unallocated shares                     38,314       32,200      36,800
                                     ---------    ---------   ---------
   Total ESOP shares                    57,900       45,400      45,400
                                     =========    =========   =========
Fair value
 Unallocated shares                  $ 344,826    $ 426,650   $ 687,700
                                     =========    =========   =========

Dividends paid on unallocated shares of stock are reinvested and the new shares purchased are allocated to the participants. Compensation expense for the ESOP plan is based upon the fair value of shares committed to be released each year.

401(k) Plan - Effective January 1, 1993, the Company adopted a defined contribution 401(k) retirement and savings plan (the "Plan") covering substantially all employees. The Company contributes three percent of participating employee's eligible salary to the Plan and a discretionary amount determined annually by the Board of Directors. Total contributions to the Plan amounted to $300,904, $174,463 and $125,609 for the years ended March 31, 2000, 1999 and 1998, respectively.

                                                                           19
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 14 - BENEFIT PLANS (Continued)

The Bellingham Bancorporation had a 401(k) savings plan covering substantially all of its full-time employees. Eligible employees contributed through payroll deductions. Effective January 1996, the plan was amended to allow the Bank to make annual matching contributions, based on actual employee contributions and certain formulas established in the plan, up to a maximum of 4% of the employee's salary. At the time of the merger, employees were transferred into the Company's plan.

NOTE 15 - STOCKHOLDERS' EQUITY

Capital Requirements - The Corporation and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines on the regulatory framework for prompt corrective action, the Corporation must meet specific capital adequacy guidelines that involve quantitative measures of each entity's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require maintenance of minimum amounts and ratios (set forth in the table below in thousands) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of March 31, 2000, that each entity meets all capital adequacy requirements to which they are subject.

As of August 15, 1999, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.


In Thousands
------------
                                                                     To Be Well Capitalized
                                                     For Capital     Under Prompt Corrective
                                   Actual         Adequacy Purposes:   Action Provisions:
                             ---------------      -----------------  -----------------------
                             Amount    Ratio      Amount     Ratio      Amount     Ratio
                             ------    -----      ------     -----      ------     -----
As of March 31, 2000
Total Capital
 (to Risk Weighted Assets)
  Consolidated             $ 99,530   22.73%    $  35,025   > 8.00%    $ 43,781   > 10.00%
                                                            -                     -
  Horizon Bank             $ 99,372   22.93%    $  34,666   > 8.00%    $ 43,333   > 10.00%
                                                            -                     -
Tier I Capital
 (to Risk Weighted Assets)
  Consolidated             $ 94,514   21.59%    $  17,512   > 4.00%    $ 26,269   > 6.00%
                                                            -                     -
  Horizon Bank             $ 94,356   21.77%    $  17,333   > 4.00%    $ 26,000   > 6.00%
                                                            -                     -
Tier I Capital
 (to Average Assets)
  Consolidated             $ 94,514   13.60%    $  27,792   > 4.00%    $ 34,740   > 5.00%
                                                            -                     -
  Horizon Bank             $ 94,356   13.58%    $  27,792   > 4.00%    $ 34,740   > 5.00%
                                                            -                     -
As of March 31, 1999
Total Capital
 (to Risk Weighted Assets)
  Consolidated             $ 98,044   25.35%    $  30,936   > 8.00%    $ 38,670   > 10.00%
                                                            -                     -
  Horizon Bank             $ 95,910   24.19%    $  31,717   > 8.00%    $ 39,646   > 10.00%
                                                            -                     -
Tier I Capital
 (to Risk Weighted Assets)
  Consolidated             $ 92,466   23.91%    $ 15,468    > 4.00%    $ 23,202   > 6.00%
                                                            -                     -
  Horizon Bank             $ 92,512   23.33%    $ 15,858    > 4.00%    $ 23,788   > 6.00%
                                                            -                     -
Tier I Capital
 (to Average Assets)
  Consolidated             $ 92,466   14.11%    $ 26,217    > 4.00%    $ 32,772   > 5.00%
                                                            -                     -
  Horizon Bank             $ 92,512   14.11%    $ 26,220    > 4.00%    $ 32,775   > 5.00%
                                                            -                     -


                                                                         20
-------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 15 - STOCKHOLDERS' EQUITY (Continued)

Holding Company Loans - Under federal regulations, the Bank is limited, unless previously approved, as to the amount it may loan to the holding company and any one affiliate to 10 percent of its capital stock and surplus, and the total of loans to the holding company and affiliates must not exceed 20 percent of capital and surplus. Further, all such loans must be fully collateralized.

Dividend Reinvestment Plan - As a service to its stockholders of record, the Bank offers a Dividend Reinvestment and Stock Purchase Plan ("Reinvestment Plan"). Under the terms of the Reinvestment Plan, dividends and optional cash payments may be reinvested toward the purchase of additional shares of stock. No brokerage commission or fees are charged to acquire shares through the Reinvestment Plan.

Stock Repurchase Plans - During fiscal year 1998, the Company announced a plan to repurchase up to 747,000 shares or approximately 10% of the Company's outstanding common stock. During fiscal 1999, 13,900 shares were repurchased under this plan at a cost of $203,838. In January 1999, the Company entered into a definitive merger agreement with Bellingham Bancorporation, and in connection with this agreement the Company subsequently canceled the repurchase plan. Pursuant to an earlier plan, the Company repurchased 249,090 shares for a total amount of $2,898,631. In January 2000, the Company announced a plan to repurchase up to 863,000 shares or approximately 10% of the Company's outstanding common stock. During the 4th quarter of fiscal 2000, 366,000 shares were repurchased under this plan at a cost of $3,690,810.

Stock Warrants - In 1992, certain key organizers of the Bank of Bellingham received warrants for 24,000 shares of stock at an exercise price of $12.50 per share. In conjunction with the merger of Bellingham Bancorporation, the outstanding warrants as of June 19, 1999 were converted at 2.74 shares of
Horizon for each share of Bellingham Bancorporation   amounting to 32,880
shares at an exercise price of $4.56 per share. As of March 31, 2000, warrants for 27,400 shares of stock were still outstanding, which expire September 30, 2002.

Stock Option and Incentive Plans - The Company may award options for a maximum of 414,000 as restated, of authorized common stock to certain officers and key employees under the 1995 Stock Option and Incentive Plan. Options are granted at no less than fair market value and may or may not vest immediately upon issuance based on the terms established by the Board of Directors. Options are generally exercisable within three to five years from date of grant and expire after ten years.

Pursuant to the merger with Bellingham Bancorporation in June 1999, the Company adopted the outstanding options in the 1995 Bellingham Bancorporation Stock Option and Incentive Plan. The plan consisted of 32,200 Bellingham Bancorporation shares x 2.74 = 88,228 shares. Options under this plan were granted at fair market value, vest at 20% per year, are exercisable from one to five years and expire after ten years. There are no additional options to be granted under this plan.

Stock options outstanding also include shares issued under the 1986 Stock Option and Incentive Plan. Options under this plan were granted at fair market value, vest at 20 to 35 percent per year, are exercisable from one to five years and expire after ten years. There are no additional options to be granted under this plan.

Pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation. The pro forma information recognizes, as compensation, the value of stock options granted using an option valuation model known as the Black Scholes model. Pro forma earnings per share amounts also reflect an adjustment for an assumed purchase of treasury stock from proceeds deemed obtained from the issuance of stock options. The fair value for options issued in 1998 and 1999 is estimated at $180,439 and $660,597. The fair value of options issued in 2000 is estimated at $42,292. The following assumptions were used to estimate the fair value of the options:

                                          2000          1999         1998
                                          ----          ----         ----
Risk-free interest rate                   6.43 %        5.18 %       5.66 %
Dividend yield rate                       4.116%        2.827%       5.117%
Price volatility                           .3068        0.2482        .2542
Weighted average expected life of options 3.10 yr.      3.65 yr.     3.78 yr.


                                                                           21
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 15 - STOCKHOLDERS' EQUITY (Continued)

Management believes that the assumptions used in the option pricing model are highly subjective and represent only tne estimate of possible value, as there is no active market for the options granted. The fair value of the options granted in 1997, 1998 and 1999 will be allocated to pro forma earnings over the vesting period of the options. Accordingly, until the provisions for SFAS 123 are recognized for all years for which options have been granted, pro forma earnings will likely reflect an increasing amount of compensation expense resulting from the stock options.

Pro forma disclosures:
                                        2000           1999          1998
                                   ------------   ------------   ------------

Net income as reported             $  8,680,511   $  9,342,202   $  8,968,415
Additional compensation for fair
   value of stock options              (237,252)      (402,545)      (237,396)
                                   ------------   ------------   ------------
Pro forma net income               $  8,443,259   $  8,939,657   $  8,731,019
                                   ============   ============   ============
Earnings per share
   Basic
     As reported                      $    1.02      $    1.10   $       1.07
                                      =========      =========   ============
     Pro forma                        $     .99      $    1.06   $       1.04
                                      =========      =========   ============
   Diluted
     As reported                      $    1.01      $    1.08   $       1.05
                                      =========      =========   ============
     Pro forma                        $     .98      $    1.04   $       1.02
                                      =========      =========   ============

                             Shares of Common Stock
                            ------------------------      Weighted Average of
                            Available for      Under       Exercise Price of
                            Option/Award       Plan        Shares Under Plan
                            ------------       ----        -----------------

Balance, March 31, 1997       281,097        389,613
  Authorized                     -              -
  Granted                     (35,912)        35,912         4.56  - 18.625
  Exercised                      -           (62,369)        6.983 - 12.648
  Lapsed                       12,531        (12,531)        6.983 - 12.648
  Expired                      (1,171)          -
                            ---------      ---------
Balance, March 31, 1998       256,545        350,625
  Authorized                     -              -
  Granted                    (181,360)       181,360         4.56  - 13.25
  Exercised                      -            (8,764)        6.983 - 12.648
  Lapsed                       30,775        (30,775)        6.983 - 12.648
  Expired                                       -
                            ---------      ---------
Balance, March 31, 1999       105,960        492,446
                            ---------      ---------
  Authorized
  Granted                     (17,500)        17,500             9.375
  Exercised                      -          (114,141)        4.56  - 13.25
  Lapsed                       22,782        (22,782)        5.47  - 13.25
  Expired                        (262)          -
                            ---------      ---------
Balance, March 31, 2000       110,980        373,023
                            =========      =========


                                                                           22
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 15 - STOCKHOLDERS' EQUITY (Continued)


                       Options Outstanding             Options Exercisable
              ------------------------------------  -------------------------
                             Weighted
                             Average     Weighted
    Range of                Remaining    Average                     Average
    Exercise    Number     Contractual   Exercise      Number       Exercise
     Prices   Outstanding     Life        Price      Exercisable      Price
     ------   -----------     ----        -----      -----------      -----

 $ 5 to $ 10    97,623     4.161 years   $ 7.91        80,123        $ 7.58
 $10 to $ 15   275,400     7.069 years    11.92       164,704         11.40

At March 31, 2000, 484,463 shares of common stock were reserved for issuance pursuant to stock plans, options and conversions of preferred stock.

NOTE 16 - EARNINGS PER SHARE

The numerators and denominators of basic and diluted earnings per share are as follows:

                                            2000        1999        1998
                                       -----------  -----------  -----------

Net income (numerator)                 $ 8,680,511  $ 9,342,202  $ 8,968,415
Shares used in the calculation
 (denominators)
   Basic earnings per weighted
     average share outstanding           8,507,050    8,469,898    8,407,150
   Effect of dilutive stock options         80,493      155,493      166,790
                                       -----------  -----------  -----------
   Diluted shares                        8,587,543    8,625,391    8,573,940
                                       ===========  ===========  ===========
Basic earnings per share                   $  1.02      $  1.10      $  1.07
                                           =======      =======      =======
Diluted earnings per share                 $  1.01      $  1.08      $  1.05
                                           =======      =======      =======

NOTE 17 - COMMITMENTS AND CONTINGENCIES

Employment Agreement - The Company has entered into a four-year employment agreement with the Company's president at an amount approximating his current level of compensation. In the event of specified terminations of the president's employment following a change in control of the Company (as defined), the agreement provides the president with severance payments of up to three times his annual compensation plus continuation of certain benefits.

Long-Term Lease Commitments - The Company has entered into lease agreements for certain parcels of land and branch offices. Future noncancelable lease payments under these agreements are as follows for the years ending March 31:

            2001                                $ 140,178
            2002                                  123,441
            2003                                   74,592
            2004                                   46,800
            2005                                   19,008
         Thereafter                               219,372
                                                ---------
                                                $ 623,391
                                                =========

                                                                          23
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 18 - RELATED PARTY TRANSACTIONS

Certain directors, executive officers, and principal stockholders are Bank customers and have had banking transactions with the Bank. All loans and commitments to loan included in such transactions were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present any other unfavorable features.

The aggregate balances and activity during 2000 and 1999 are as follows and were within regulatory limitations:
                                         2000          1999
                                     -----------   -----------

Balance, beginning of year           $ 1,079,065   $      -
New loans or advances                  6,178,373     1,118,571
Repayments                              (256,589)      (39,496)
                                     -----------   -----------
Balance, end of year                 $ 7,000,849   $ 1,079,065
                                     ===========   ===========

Interest earned on loans was $75,396 in 2000.

Deposits from related parties totaled approximately $3,821,538 and $1,889,931 at March 31, 2000 and March 31, 1999, respectively.

NOTE 19 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

Most of the Bank's business activity is with customers located within Whatcom, Skagit and Snohomish Counties. Investments in state and municipal securities involve governmental entities within the state of Washington. The Bank originates commercial, real estate and consumer loans. Generally, loans are secured by deposit accounts, personal property or real estate. Rights to collateral vary and are legally documented to the extent practicable. Although the Bank has a diversified loan portfolio, local economic conditions may affect borrowers' ability to meet the stated repayment terms.

NOTE 20 - FINANCIAL INSTRUMENTS

The Bank is a party to financial instruments with off-balance-sheet risk (loan commitments) in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. Loan commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those commitments reflect the extent of the Bank's exposure to credit loss from these commitments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment; and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Except for certain long-term guarantees, the majority of guarantees expire in one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral supporting those commitments, for which collateral is deemed necessary, generally amounts to one hundred percent of the commitment amount at March 31, 2000.

                                                                          24
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 20 - FINANCIAL INSTRUMENTS (Continued)

The Bank has not been required to perform on any financial guarantees and has not incurred any losses on its commitments in 2000, 1999 or 1998.

The following is a summary of the off-balance-sheet financial instruments or contracts outstanding:
                                     2000            1999             1998
                                ------------   -------------   -------------

Commitments to extend credit    $ 29,493,821   $  29,715,621   $  34,138,409
Credit card arrangements           3,050,931       2,919,639       2,431,351
Standby letters of credit          1,044,613            -             49,620

NOTE 21 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of the following classes of financial instruments:

Cash Equivalents and Federal Funds Sold - Due to the relatively short period of time between the origination of these instruments and their expected realization, the carrying amount is estimated to approximate market value.

Accrued Income and Expense Accounts - Due to the short-term nature of these amounts, recorded book value is believed to approximate fair value.

Investment and Mortgage-Backed Securities, and Loans Held-for-Sale - For securities and loans held-for-sale, fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Federal Home Loan Bank ("FHLB") Stock - FHLB Stock is carried at $100 par value. This investment is considered restricted, as a minimum investment must be maintained in order to obtain borrowing commitments from FHLB. The Company may redeem its investment only at par value, which is used as the estimated market value.

Loan Receivables - For certain homogeneous categories of loans, such as those written to Federal Home Loan Mortgage Corporation ("FHLMC") standards, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Deposit Liabilities, Repurchase Agreements and Other Borrowed Funds - The fair value of demand deposits, savings accounts, certain money market deposits, and federal funds purchased, is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit, repurchase agreements and other borrowed funds are estimated by discounting the estimated future cash flows using the rates currently offered for these instruments with similar remaining maturities.

Off-Balance-Sheet Instruments - The Company's off-balance-sheet instruments include unfunded commitments to extend credit and borrowing facilities available to the Company. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market price and the inability to estimate fair value without incurring excessive costs.

                                                                          25
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 21 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The carrying amounts and estimated fair values of the Bank's financial instruments at March 31, 2000 and 1999 are as follows:

                                         2000                  1999
                       ------------------------------------------------------
                          Carrying                    Carrying
                           Amount      Fair Value      Amount     Fair Value
                       ------------  ------------  ------------  ------------
Financial Assets
 Cash and cash
   equivalents         $ 16,043,055  $ 16,043,055  $ 10,889,530  $ 10,889,530
 Investment
   securities            15,072,096    15,067,065    27,946,819    27,990,620
 Mortgage-backed
   securities            59,045,058    58,923,944    55,923,356    56,172,804
 Interest-bearing
   deposits               3,960,522     3,960,522    15,572,363    15,572,363
 Federal Home Loan
   Bank stock             5,254,200     5,254,200     4,861,700     4,861,700
 Loans receivable       589,583,539   570,952,554   533,649,169   537,829,527
 Accrued interest
   and dividends
   receivable             4,391,961     4,391,961     4,087,010     4,087,010

Financial Liabilities
 Demand and savings
   deposits             176,249,928   176,249,928   177,321,954   177,321,954
 Time deposits          388,077,157   391,191,518   360,083,458   362,835,651
 Accounts payable and
   accrued liabilities    9,813,095     9,813,095     5,814,394     5,814,394
 Accrued interest
   payable                  169,369       169,369       220,553       220,553
 Securities sold under
   agreements to
   repurchase            17,853,000    17,548,844    14,800,000    14,787,225
 Other borrowed funds    22,000,000    21,914,200     7,918,151     7,916,651

NOTE 22 - PARENT COMPANY (ONLY) FINANCIAL INFORMATION

                                                         In Thousands
                                                     --------------------
                                                       2000        1999
                                                     --------    --------
Condensed balance sheet at March 31:
   Cash                                              $    286    $     98
   Investment in bank                                  95,777      96,422
   Other assets                                           865         747
                                                     --------    --------
                                                     $ 96,928    $ 97,267
                                                     ========    ========

   Other liabilities                                 $    993    $    826
   Stockholders' equity                                95,935      96,441
                                                     --------    --------
                                                     $ 96,928    $ 97,267
                                                     ========    ========

                                                                          26
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 22 - PARENT COMPANY (ONLY) FINANCIAL INFORMATION (Continued)

Condensed statement of income for the years ended March 31, 2000 and 1999:

                                                         In Thousands
                                                     --------------------
                                                       2000        1999
                                                     --------    --------
 Income
   Cash dividends from Bank subsidiary               $  7,257    $  3,092
   Interest                                                11        -
                                                     --------    --------
        Total income                                    7,268       3,092
                                                     --------    --------
 Expenses
   Compensation                                            98         104
   Other                                                  371         318
                                                     --------    --------
        Total expenses                                    469         422
                                                     --------    --------
 Income before equity in undistributed income of
   subsidiary and benefit equivalent to income taxes    6,799       2,670
 Benefit equivalent to income taxes                        94          81
                                                     --------    --------
 Income before equity in undistributed income
   of subsidiary                                        6,893       2,751
 Equity in undistributed income of subsidiary           1,788       6,591
                                                     --------    --------
        Net income                                   $  8,681    $  9,342
                                                     ========    ========

                                                         In Thousands
                                                     --------------------
                                                       2000        1999
                                                     --------    --------

 Cash flows from operating activities
     Net income                                      $  8,681    $  9,342
 Adjustments to reconcile net income to net
   cash flows from operating activities
     Equity in undistributed income of subsidiary      (1,788)     (6,591)
     Other operating activities                          (120)        (21)
                                                     --------    --------
       Net cash flows from operating activities         6,773       2,730
                                                     --------    --------
 Cash flows from investing activities
   Other investing activities                            (133)       -
                                                     --------    --------
       Net cash flows from investing activities          (133)       -
                                                     --------    --------
 Cash flows from financing activities
   Sale of common stock                                 1,064         612
   Dividends paid                                      (3,825)     (3,298)
   Repurchase of common stock                          (3,691)       (204)
                                                     --------    --------
       Net cash flows from financing activities        (6,452)     (2,890)
                                                     --------    --------
 Net change in cash                                       188        (160)
 Cash, beginning of year                                   98         258
                                                     --------    --------
 Cash, end of year                                   $    286    $     98
                                                     ========    ========


                                                                          27
------------------------------------------------------------------------------

                                                       Horizon Financial Corp.
                                    Notes to Consolidated Financial Statements
                                                 March 31, 2000, 1999 and 1998
------------------------------------------------------------------------------

NOTE 23 - SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

                                      Year Ended March 31, 2000
                      ------------------------------------------------------
                       1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
                      ------------  ------------  ------------  ------------

Interest income       $ 12,100,408  $ 12,209,532  $ 12,636,327  $ 13,001,010
Interest expense         6,299,886     6,325,903     6,671,897     6,959,206
                      ------------  ------------  ------------  ------------
Net interest income      5,800,522     5,883,629     5,964,430     6,041,804
Provision for loan
  losses                    44,000        36,000        49,884       307,350
Other income               797,936       576,553       527,523       949,177
Other expenses           3,464,850     3,082,144     3,238,501     3,458,294
                      ------------  ------------  ------------  ------------
Income from continuing
  operations before
  income tax             3,089,608     3,342,038     3,203,568     3,225,337
Federal income tax       1,006,222     1,188,269     1,010,736       974,813
                      ------------  ------------  ------------  ------------
Net income            $  2,083,386  $  2,153,769  $  2,192,832  $  2,250,524
                      ============  ============  ============  ============

Basic earnings per
  share (adjusted for
  stock splits and
  dividends)              $  .25        $  .25        $  .26        $  .27
                          ======        ======        ======        ======
Diluted earnings per
  share (adjusted for
  stock splits and
  dividends)              $  .24        $  .25        $  .25        $  .27
                          ======        ======        ======        ======

                                      Year Ended March 31, 1999
                      ------------------------------------------------------
                       1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
                      ------------  ------------  ------------  ------------

Interest income       $ 11,673,244  $ 12,312,963  $ 12,346,057  $ 12,234,723
Interest expense         6,226,278     6,371,916     6,414,934     6,254,002
                      ------------  ------------  ------------  ------------
Net interest income      5,446,966     5,941,047     5,931,123     5,980,721
Provision for loan
  losses                   344,500        33,000       107,000          -
Other income             1,002,641       372,142       657,493       694,853
Other expenses           2,602,946     2,762,070     2,841,850     3,149,856
                      ------------  ------------  ------------  ------------
Income from continuing
  operations before
  income tax             3,502,161     3,518,119     3,639,766     3,525,718
Federal income tax       1,189,391     1,195,354     1,234,282     1,224,535
                      ------------  ------------  ------------  ------------
Net income            $  2,312,770  $  2,322,765  $  2,405,484  $  2,301,183
                      ============  ============  ============  ============

Basic earnings per
  share (adjusted
  for stock splits
  and dividends)        $    .27       $    .27      $    .28       $    .27
                        ========       ========      ========       ========

Diluted earnings per
  share (adjusted for
  stock splits
  and dividends)        $    .27       $    .27      $    .28       $    .27
                        ========       ========      ========       ========


                                                                          28
------------------------------------------------------------------------------

                              REVOCABLE PROXY
                          HORIZON FINANCIAL CORP.

                      ANNUAL MEETING OF SHAREHOLDERS
                              July 25, 2000

     The undersigned hereby appoints the Executive/Proxy Committee of the Board of Directors of Horizon Financial Corp. ("Corporation") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington, on Tuesday, July 25, 2000, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

                                                            VOTE
                                                            FOR   WITHHELD

I. The election as directors of the nominees listed below  [   ]      [   ]
   (except as marked to the contrary below).

       Robert C. Diehl
       Fred R. Miller
       Gary E. Goodman

       INSTRUCTIONS: To withhold your vote for any individual nominees, write the nominee's name on the line below.

       -----------------------------------------------------

The Board of Directors recommends a vote "FOR" the listed proposition.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR MEETING OF SHAREHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2000 ANNUAL MEETING.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of Notice of the Annual Meeting, a proxy statement for the Annual Meeting and an Annual Report to Shareholders.

Dated:                     , 2000
      ---------------------

---------------------------------           ---------------------------------
PRINT NAME OF SHAREHOLDER                   PRINT NAME OF SHAREHOLDER

---------------------------------           ---------------------------------
SIGNATURE OF SHAREHOLDER                    SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.